STATEMENT OF ADDITIONAL INFORMATION

EXPEDITION FUNDS
March 1, 2004

Investment Adviser:
COMPASS ASSET MANAGEMENT, A SEPARATE DIVISION OF COMPASS BANK
(the “Adviser”)

This Statement of Additional Information (“SAI”) is not a prospectus.  It is intended to provide additional information regarding the activities and operations of the Expedition Funds (the “Trust”) and should be read in conjunction with the Trust’s prospectuses, each dated March 1, 2004.  This SAI relates to the following series of the Trust (each a “Fund” and collectively, the “Funds”):

EXPEDITION MONEY MARKET FUND
EXPEDITION TAX-FREE MONEY MARKET FUND
EXPEDITION EQUITY FUND
EXPEDITION EQUITY INCOME FUND
EXPEDITION INVESTMENT GRADE BOND FUND
EXPEDITION TAX-FREE INVESTMENT GRADE BOND FUND

This SAI is incorporated by reference into the Trust’s prospectuses.  Capitalized terms not defined herein are defined in the prospectuses.  A prospectus may be obtained by calling toll-free 1-800-992-2085.

THE TRUST

General.  Each Fund is a separate series of the Trust, an open-end investment management company.  The Trust, formerly The Starburst Funds, was established as a Massachusetts business trust under a Declaration of Trust dated August 7, 1989.  The Declaration of Trust permits the Trust to offer separate series (“funds”) of units of beneficial interest (“shares”). The Trust reserves the right to create and issue shares of additional funds. Each fund is a separate mutual fund, and each share of each fund represents an equal proportionate interest in that fund.  All consideration received by the Trust for shares of any fund and all assets of such fund belong solely to that fund and would be subject to liabilities related thereto.  Each fund pays its (i) operating expenses, including fees of its service providers, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering its shares under federal and state securities laws, pricing and insurance expenses, brokerage costs, interest charges, taxes and organization expenses and (ii) pro rata share of the Trust’s other expenses, including audit and legal expenses. Expenses not attributable to a specific fund are allocated across all of the funds on the basis of relative net assets.

Shares of the Expedition Money Market Fund and the Expedition Tax-Free Money Market Fund (together the “Money Market Funds”) are offered in three classes, known as Sweep Class Shares, Investment Service Shares and Institutional Shares. Shares of the Expedition Equity Fund, Expedition Equity Income Fund (together the “Equity Funds”), Expedition Investment Grade Bond Fund  and Expedition Tax-Free Investment Grade Bond Fund (together the “Bond Funds”) are offered in three classes, known as the Investment Shares – Class A (“Class A Shares”), Investment Shares – Class B (“Class B Shares”) and Institutional Shares.  Each of the Money Market, Equity and Bond Funds are referred to herein as a “Fund” and collectively as the “Funds.”  No investment in shares of a Fund should be made without first reading the Fund’s prospectus carefully.

Voting Rights. Each share held entitles the shareholder of record to one vote for each dollar invested.  In other words, each shareholder of record is entitled to one vote for each dollar of net asset value (“NAV”) of the shares held on the record date for the meeting.  Each Fund will vote separately on matters relating solely to it.  As a Massachusetts business trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders.  Shareholder approval will be sought, however, for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances.  Under the Declaration of Trust, the Trustees have the power to liquidate one or more Funds without shareholder approval.  While the Trustees have no present intention of exercising this power, they may do so if a Fund fails to reach a viable size within a reasonable amount of time or for some other extraordinary reason.

In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust.  In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

ADDITIONAL INFORMATION ABOUT INVESTMENT OBJECTIVES AND POLICIES

The Funds’ respective investment objectives and principal investment strategies are described in the prospectus(es). The following information supplements, and should be read in conjunction with, the prospectus. For a description of certain permitted investments discussed below, see “Description of Permitted Investments” in this SAI.

Expedition Money Market Fund.  The Money Market Fund’s investment objective is to provide current income consistent with stability of principal.  There can be no assurance that the Fund will achieve its investment objective.  The Fund is classified as a “diversified” investment company under the Investment Company Act of 1940 (“1940 Act”).

The Fund invests in high quality money market instruments that are either rated in the highest short-term rating category by one or more nationally recognized statistical rating organizations or of comparable quality to securities having such ratings. Examples of these instruments include, but are not limited to:

•	debt obligations issued by U.S. and foreign corporations, including variable rate demand notes;
•	commercial paper (including Canadian Commercial Paper (“CCP”) and Europaper);
•	certificates of deposit, demand and time deposits, bankers’ acceptances and other instruments of domestic and foreign banks and other deposit institutions (“Bank Instruments”);
•	short-term credit facilities, such as demand notes;
•	debt obligations issued by Canada and other foreign nations, as well as by supranational entities such as the World Bank;
•	asset-backed and mortgage-backed securities, including collateralized mortgage obligations (“CMOs”);
•	obligations issued or guaranteed as to payment of principal and interest by the U.S. government or one of its agencies or instrumentalities (“U.S. Government Securities”); and
•	other money market instruments, including shares of other money market funds.

The Fund invests only in instruments denominated and payable in U.S. dollars.

Expedition Tax-Free Money Market Fund.  The Tax-Free Money Market Fund’s investment objective is to provide current income, exempt from federal income taxes, consistent with stability of principal. There can be no assurance that the Fund will achieve its investment objective.  The Fund is classified as a “diversified” investment company under the 1940 Act.

Under normal market conditions, the Fund will invest at least 80% of its net assets in eligible securities issued by or on behalf of the states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities (collectively, “Municipal Securities”), the interest on which is exempt from federal income tax. The Fund will invest at least 80% of its net assets in Municipal Securities the interest on which is not treated as a preference item for purposes of the federal alternative minimum tax.  This investment policy is a fundamental policy of the Fund.  The Fund will purchase municipal bonds, municipal notes, municipal lease obligations, tax-exempt money market mutual funds, and tax-exempt commercial paper rated in the two highest short-term rating categories by a nationally recognized statistical rating organization (an “NRSRO”) in accordance with Securities and Exchange Commission (“SEC”) regulations at the time of investment or, if not rated, determined by the Adviser to be of comparable quality.  Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance.  Neither the Fund nor the Adviser will review the proceedings relating to the issuance of Municipal Securities or the basis for such opinions.

The Fund will not invest 25% or more of its assets in Municipal Securities (a) whose issuers are located in the same state or (b) the interest on which is derived from revenues of similar type projects.  This restriction does not apply to Municipal Securities in any of the following categories: public housing authorities; general obligations of states and localities; state and local housing finance authorities; or municipal utilities systems.

The Fund may purchase municipal obligations with demand features, including variable and floating rate obligations.  In addition, the Fund may invest in commitments to purchase securities on a “when-issued” basis and purchase securities subject to a standby commitment.

The Fund may invest up to 20% of its net assets in the aggregate in taxable money market instruments, taxable money market mutual funds, and securities subject to the alternative minimum tax.  Taxable money market instruments in which the Fund may invest consist of (i) Municipal Securities; (ii) bankers’ acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (iii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. government, including STRIPS; (iv) high quality commercial paper issued by U.S. and foreign corporations; (v) debt obligations with a maturity of one year or less issued by corporations with outstanding high-quality commercial paper; (vi) receipts (including TRs, TIGRs and CATs, as defined below) and (vii) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers. The Fund may engage in securities lending and may also borrow money in amounts up to 33 1/3% of its net assets.

With respect to investments in U.S. Treasury STRIPS, which are sold with original issue discount and do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period.  Because the Fund distributes all of its net investment income to its shareholders, the Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by the Fund on direct U.S. government obligations is exempt from income tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder as income dividends provided certain state specific conditions are satisfied.  Interest received on repurchase agreements collateralized by direct U.S. government obligations normally is not exempt from state taxation.  The Fund will inform shareholders annually of the percentage of income and distributions derived from direct U.S. government obligations.  Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular states.

Expedition Equity Fund.  The Equity Fund’s investment objective is to provide growth of capital, with a secondary objective of income.  There can be no assurance that the Fund will achieve its investment objective. The Fund is classified as a “diversified” investment company under the 1940 Act.

Under normal market conditions, the Fund invests at least 80% of its net assets in a diversified portfolio of common stocks issued by mid-and large-capitalization companies.  The Fund’s policy to invest at least 80% of its net assets in equity securities can only be changed after providing 60 days’ notice to shareholders. The Fund may invest any remaining assets in warrants and rights to purchase common stocks, preferred stocks convertible into common stock, non-convertible preferred stocks, U.S. dollar denominated equity securities of foreign issuers listed on national securities exchanges or actively traded in the over-the-counter market, and American Depositary Receipts (“ADRs”).  The Fund also may purchase and sell (“write”) put and call options (including options on indices) and may purchase financial futures contracts and options thereon.  The Fund also may purchase bonds convertible into common stock and Standard & Poor’s Depositary Receipts (“SPDRs”).

Expedition Equity Income Fund.  The investment objective of the Equity Income Fund is long-term growth of capital with an emphasis on current income. There can be no assurance that the Fund will achieve its investment objective. The Fund is classified as a “diversified” investment company under the 1940 Act.

Under normal market conditions, the Fund invests at least 80% of its net assets in a diversified portfolio of common stocks and other equity securities. The Fund’s policy to invest at least 80% of its net assets in equity securities can only be changed after providing 60 days’ notice to shareholders. The investment approach employed by the Adviser emphasizes income-producing common stocks that, in general, have above-average dividend yields relative to the stock market as measured by the Standard & Poor’s 500 Index.  Any remaining assets may be invested in warrants and rights to purchase common stocks, preferred stocks convertible into common stock, non-convertible preferred stocks, investment grade bonds convertible into common stocks and investment grade fixed income securities.  The Fund may also borrow money, invest in illiquid securities, when-issued, and delayed-delivery securities, shares of REITs, invest in master exchange traded limited partnerships, and shares of other investment companies, and lend its securities to qualified buyers.

Expedition Investment Grade Bond Fund.  The Investment Grade Bond Fund’s investment objective is to provide current income.  There can be no assurance that the Fund will achieve its investment objective. The Fund is classified as a “diversified” investment company under the 1940 Act.

The Fund invests primarily in bonds as well as other fixed income securities.  Under normal circumstances, the Fund invests at least 80% of its net assets in bonds, which may include debentures and notes, issued by U.S. companies as well as by the U.S. Treasury and government agencies, including mortgage-backed securities. The Fund’s policy to invest at least 80% of its net assets in bonds and other fixed income securities can only be changed after providing 60 days’ notice to shareholders. The Fund may also invest to a lesser extent in debt and notes issued by foreign companies and governments.  All such instruments must be denominated in U.S. dollars and must be rated “A” or better by one or more NRSROs at the time of purchase.  Under normal circumstances, the Fund’s average weighted maturity will be maintained at from 3 to 7 years.  In the event that a security owned by the Fund is downgraded below the stated rating categories, the Adviser will review and take appropriate action with regard to the security.  The Fund may invest any remaining assets in a variety of fixed income securities, some of which are further described below.

Expedition Tax-Free Investment Grade Bond Fund.  The Fund’s investment objective is to seek current income exempt from federal income tax. There can be no assurance that the Fund will achieve its investment objective. The Fund is classified as a “diversified” investment company under the 1940 Act.

The Fund invests at least 80% of its net assets in Municipal Securities, the interest of which is exempt from federal income taxes based on opinions from bond counsel for the issuers.  This investment policy is a fundamental policy of the Fund. The issuers of these securities can be located in all fifty states, the District of Columbia, Puerto Rico, and other U.S. territories and possessions. Although the Fund has no present intention of doing so, the Fund can invest up to 20% of its net assets in taxable debt securities. Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance.  Neither the Fund nor the Adviser will review the proceedings relating to the issuance of Municipal Securities or the basis for such opinions.

The Fund may purchase municipal obligations rated A or better by Standard & Poor’s Corporation (“S&P”) or by Moody’s Investors Service, Inc. (“Moody’s”) or of comparable quality as determined by the Adviser and tax-exempt commercial paper rated at least A-1 by S&P or Prime-1 by Moody’s. Municipal obligations owned by the Fund which become less than the prescribed investment quality shall be sold at a time when, in the judgment of the Adviser, it does not substantially impact the market value of the Fund.

There could be economic, business, or political developments which might affect all Municipal Securities of a similar type or whose issuers are located in the same state. To the extent that a significant portion of the Fund’s assets are invested in Municipal Securities payable from revenues on similar projects or whose issuers are located in the same state, the Fund will be subject to the risks presented by such types of securities, projects or issuers to a greater extent than it would be if the Fund’s assets were not invested in such a manner.

The Fund will typically maintain a dollar-weighted average portfolio maturity of less than 15 years. However, when the Adviser determines that market conditions so warrant, the Fund may maintain an average weighted maturity of greater than 15 years.

Portfolio Turnover Rate. The Funds do not attempt to set or meet a specific portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the Fund’s investment objective. Portfolio turnover rate is defined under SEC rules as the value of the securities purchased or securities sold, excluding all securities whose maturities at the time of acquisition were one-year or less, divided by the average monthly value of such securities owned during the year.  Based on this definition, instruments with remaining maturities of less than one-year are excluded from the calculation of the portfolio turnover rate.  Instruments excluded from the calculation of portfolio turnover generally would include the futures contracts in which the Fund may invest since such contracts generally have remaining maturities of less than one-year. The Funds may at times hold investments in other short-term instruments, such as money market instruments and repurchase agreements, which are excluded for purposes of computing portfolio turnover.  For the Funds’ two most recently completed fiscal years ended October 31, 2002 and 2003, the portfolio turnover rate for each of the Funds, except the Money Market Funds, was as follows:

	Portfolio Turnover Rate

Fund	2002	2003

Equity	47.88%	66.18%
Equity Income	93.43%	99.66%
Investment Grade Bond	13.80%	27.97%
Tax-Free Investment Grade Bond	23.39%	38.86%

DESCRIPTION OF PERMITTED INVESTMENTS

American Depository Receipts (“ADRs”).  ADRs are securities, typically issued by an U.S. financial institution (a “depositary”), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary.  ADRs include American Depositary Shares and New York Shares.  Generally, ADRs are designed for trading in the U.S. securities market.  ADRs may be available for investment through “sponsored” or “unsponsored” facilities.  A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt’s underlying security.  The Funds may invest in ADRs traded on registered exchanges or on Nasdaq and may also invest in ADRs not traded on an established exchange.  While the Funds typically invests in sponsored ADRs, joint arrangements between the issuer and the depositary, some ADRs may be unsponsored.  Unlike sponsored ADRs, the holders of unsponsored ADRs bear all expenses and the depositary may not be obligated to distribute shareholder communications or to pass through the voting rights on the deposited securities.

Asset-Backed Securities.  Asset-backed securities are securities backed by non-mortgage assets such as company receivables, truck and auto loans, leases and credit card receivables.  Other asset-backed securities may be created in the future.  These securities may be traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. These securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pool of assets.  Asset-backed securities may also be debt obligations, which are known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning these assets and issuing debt obligations.

Asset-backed securities are not issued or guaranteed by the U.S. government, its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and, for a certain period, by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities.  The purchase of asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities.  For example, there is a risk that another party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities.  There also is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities.

Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities.  In addition, credit card receivables are unsecured obligations of the card holder.

The market for asset-backed securities is at a relatively early stage of development.  Accordingly, there may be a limited secondary market for such securities.

Bank Obligations. Bank obligations are short-term obligations issued by U.S. and foreign banks, including bankers’ acceptances, certificates of deposit, custodial receipts, and time deposits.  Eurodollar and Yankee Bank Obligations are U.S. dollar-denominated certificates of deposit or time deposits issued outside the U.S. by foreign branches of U.S. banks or by foreign banks.

Common and Preferred Stocks.  Common and preferred stocks represent units of ownership in a corporation.  Owners of common stock typically are entitled to vote on important matters.  Owners of preferred stock ordinarily do not have voting rights, but are entitled to dividends at a specified rate.  Preferred stock has a prior claim to common stockholders with respect to dividends.

Credit Enhanced Securities.  Funds typically evaluate the credit quality and ratings of credit-enhanced securities based upon the financial condition and ratings of the party providing the credit enhancement (the “credit enhancer”), rather than the issuer.  However, credit-enhanced securities will not be treated as having been issued by the credit enhancer for diversification purposes, unless a Fund has invested more than 10% of its assets in securities issued, guaranteed or otherwise credit enhanced by the credit enhancer, in which case the securities will be treated as having been issued by both the issuer and the credit enhancer.

The Money Market Fund may have more than 25% of its assets invested in securities credit enhanced by banks.

Debt Securities.  Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times (e.g., bonds, notes, debentures).

Exchange Traded Funds (“ETFs”).  ETFs are shares of other investment companies which are traded on an exchange but whose underlying assets are securities selected to track a particular index.  Therefore, an ETF can track the performance of an index in much the same way as a traditional index mutual fund. But unlike many traditional investment companies, which are only bought and sold at NAV, ETFs are tradable in the secondary market on an intra-day basis, and are purchased or redeemed principally in-kind at each day’s next calculated NAV. These arrangements help to protect shareholders from adverse effects on the NAVs of ETFs that could arise from frequent cash purchase and redemption transactions.  Moreover, in contrast to conventional index mutual funds where redemptions can have an adverse tax impact on shareholders because of the need to sell portfolio securities (which sales may generate taxable gains), the in-kind redemption mechanism of ETFs generally will not lead to a taxable event for the ETF or its shareholders.

The Funds may purchase shares of other investment companies to the extent consistent with applicable law and each Fund’s investment limitations.  ETFs, like other investment companies, typically incur fees that are separate from those fees incurred directly by the Funds.  A Fund’s purchase of ETFs results in the layering of expenses, such that Fund shareholders would indirectly bear a proportionate share of any operating expenses of the ETF.

Some of the risks of investing in ETFs are similar to those of investing in an index mutual fund, including: market risk (the risk of fluctuating stock prices in general), asset class risk (the risk of fluctuating prices of the stocks represented in the ETF’s underlying index), tracking error risk (the risk of errors in matching the ETF’s underlying assets to the index), industry concentration risk (the risk of the securities in a particular index being concentrated in an industry performing poorly relative to other securities) and the risk that since an ETF is not actively managed it cannot sell poorly performing securities as long as they are represented in the index.  Other ETF risks include: the risk that an ETF may trade at a discount from its NAV and the risk that an ETF may not be liquid.

The ETFs the Funds may invest in include Standard & Poor’s Depositary Receipts (“SPDRs”), which are discussed in more detail below.

Foreign Securities.  Foreign securities include equity securities of foreign entities, obligations of foreign branches of U.S. banks and of foreign banks, including, without limitation, European Certificates of Deposit, European Time Deposits, European Bankers’ Acceptances, Canadian Time Deposits, Europaper and Yankee Certificates of Deposit, and investments in Canadian Commercial Paper and foreign securities.  These instruments have investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers.  Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization, or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations.  Such investments may also entail higher custodial fees and sales commissions than domestic investments.  Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations.  Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

Futures And Options On Futures.  Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. A Fund will reduce the risk that it will be unable to close out a futures contract by only entering into futures contracts that are traded on a national futures exchange regulated by the Commodities Futures Trading Commission (“CFTC”).  A Fund may use futures contracts and related options for bona fide hedging; attempting to offset changes in the value of securities held or expected to be acquired or be disposed of; attempting to minimize fluctuations in foreign currencies; attempting to gain exposure to a particular market, index or instrument; or other risk management purposes.  To the extent a Fund uses futures and/or options on futures, it will do so in accordance with Rule 4.5 of the Commodity Exchange Act (“CEA”). The Trust, on behalf of each Fund, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and therefore, no Fund is subject to registration or regulation as a commodity pool operator under the CEA.

An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to the expiration date of the contract.

When a Fund purchases or sells a futures contract, or sells an option thereon, the Fund is required to “cover” its position in order to limit leveraging and related risks.  To cover its position, a Fund may maintain with its custodian bank (and marked-to-market on a daily basis), a segregated account consisting of cash or liquid securities that, when added to any amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. The segregated account functions as a practical limit on the amount of leverage which the Fund may undertake and on the potential increase in the speculative character of the Fund’s outstanding portfolio securities.  Additionally, such segregated accounts will generally assure the availability of adequate funds to meet the obligations of the fund arising from such investment activities.

A Fund may also cover its long position in a futures contract by purchasing a put option on the same futures contract with a strike price (i.e., an exercise price) as high or higher than the price of the futures contract.  In the alternative, if the strike price of the put is less than the price of the futures contract, the Fund will maintain in a segregated account cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract.  A Fund may also cover its long position in a futures contract by taking a short position in the instruments underlying the futures contract, or by taking positions in instruments with prices which are expected to move relatively consistently with the futures contract.  A Fund may cover its short position in a futures contract by taking a long position in the instruments underlying the futures contracts, or by taking positions in instruments with prices which are expected to move relatively consistently with the futures contract.

A Fund may cover its sale of a call option on a futures contract by taking a long position in the underlying futures contract at a price less than or equal to the strike price of the call option.  In the alternative, if the long position in the underlying futures contract is established at a price greater than the strike price of the written (sold) call, the fund will maintain in a segregated account cash or liquid securities equal in value to the difference between the strike price of the call and the price of the futures contract.  A Fund may also cover its sale of a call option by taking positions in instruments with prices which are expected to move relatively consistently with the call option.  A Fund may cover its sale of a put option on a futures contract by taking a short position in the underlying futures contract at a price greater than or equal to the strike price of the put option, or, if the short position in the underlying futures contract is established at a price less than the strike price of the written put, the fund will maintain in a segregated account cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract.  A Fund may also cover its sale of a put option by taking positions in instruments with prices which are expected to move relatively consistently with the put option.

There are significant risks associated with a Fund’s use of futures contracts and related options, including the following: (1) the success of a hedging strategy may depend on the Adviser’s ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates, (2) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of futures and options on futures, (3) there may not be a liquid secondary market for a futures contract or option, (4) trading restrictions or limitations may be imposed by an exchange, and (5) government regulations may restrict trading in futures contracts and options on futures. In addition, some strategies reduce a Fund’s exposure to price fluctuations, while others tend to increase its market exposure.

Options.  A Fund may purchase and write put and call options on securities or securities indices (traded on U.S. exchanges or over-the-counter markets) and enter into related closing transactions. A put option on a security gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option on a security gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities.

The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position, a Fund may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If a Fund is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Fund delivers the security upon exercise.

A Fund may purchase and write options on an exchange or over-the-counter. Over-the-counter options (“OTC options”) differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. It is the SEC’s position that OTC options are generally illiquid.

The market value of an option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the pricing volatility of the underlying security and the time remaining until the expiration date.

A Fund must cover all options it writes. For example, when a Fund writes an option on a security, index or foreign currency, it will segregate or earmark liquid assets with the Fund’s custodian in an amount at least equal to the market value of the option and will maintain such coverage while the option is open.  A Fund may otherwise cover the transaction by means of an offsetting transaction or other means permitted by the 1940 Act or the rules and SEC interpretations thereunder.

Each Fund may trade put and call options on securities, securities indices or currencies, as the adviser or sub-adviser determines is appropriate in seeking the Fund’s investment objective. For example, a Fund may purchase put and call options on securities or indices to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Fund may seek to purchase in the future. A Fund purchasing put and call options pays a premium therefor. If price movements in the underlying securities are such that exercise of the options would not be profitable for the Fund, loss of the premium paid may be offset by an increase in the value of the Fund’s securities or by a decrease in the cost of acquisition of securities by the Fund.

In another instance, a Fund may write covered call options on securities as a means of increasing the yield on its assets and as a means of providing limited protection against decreases in its market value. When a Fund writes an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Fund will realize as profit the premium received for such option. When a call option written by the Fund is exercised, the Fund will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option written by the Fund is exercised, the Fund will be required to purchase the underlying securities at a price in excess of the market value of such securities.

There are significant risks associated with a Fund’s use of options, including the following: (1) the success of a hedging strategy may depend on the Adviser’s ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the movement in prices of options held by the Fund and the securities underlying them; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

Illiquid Securities.  Illiquid securities are securities that cannot be sold or disposed of in the ordinary course of business (within seven days) at approximately the prices at which they are valued.  Because of their illiquid nature, illiquid securities must be priced at fair value as determined in good faith pursuant to procedures approved by the Trust’s Board of Trustees.  Despite such good faith efforts to determine fair value prices, a Fund’s illiquid securities are subject to the risk that the security’s fair value price may differ from the actual price which the Fund may ultimately realize upon its sale or disposition. Difficulty in selling illiquid securities may result in a loss or may be costly to the Fund.  Under the supervision of the Trust’s Board of Trustees, the Adviser determines the liquidity of a Fund’s investments. In determining the liquidity of the Fund’s investments, the Adviser may consider various factors, including (1) the frequency and volume of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, and (4) the nature of the security and the market in which it trades (including any demand, put or tender features, the mechanics and other requirements for transfer, any letters of credit or other credit enhancement features, any ratings, the number of holders, the method of soliciting offers, the time required to dispose of the security, and the ability to assign or offset the rights and obligations of the security). A Fund will not invest more than 15% of its net assets in illiquid securities.

Investment Company Shares.  Securities of other investment companies, including shares of closed-end investment companies, unit investment trusts, open-end investment companies, and real estate investment trusts represent interests in professionally managed portfolios that may invest in any type of instrument.  Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their NAV.  Others are continuously offered at NAV, but may also be traded in the secondary market. Federal securities laws limit the extent to which a fund can invest in securities of other investment companies. A Fund is prohibited from acquiring the securities of another investment company if, as a result of such acquisition: (1) the Fund owns more than 3% of the total voting stock of the other company; (2) securities issued by any one investment company represent more than 5% of the Fund’s total assets; or (3) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Fund, unless it does so in reliance on a statutory exemption under the 1940 Act or rule or SEC staff interpretations thereunder.

The Trust and the Adviser have received an exemptive order from the SEC, which allows the Bond and Equity Funds to invest in shares of the Trust’s Money Market Funds. Should a Fund invest in shares of the Trust’s Money Market Funds, the Trust’s Board of Trustees will determine to what extent, if any, that the Adviser’s advisory fees should be adjusted to reflect the impact of such investments.  The Adviser has requested that the Trust’s administrator exclude assets of the Funds invested in the Money Market Funds from the Money Market Fund’s assets for purposes of determining its compensation under its advisory agreement with the Trust.  Because of this arrangement, a Board determination regarding any reduction in advisory fees has not been necessary.

Lending of Portfolio Securities.  Each Fund may lend portfolio securities to brokers, dealers and other financial organizations that meet capital and other credit requirements or other criteria established by the Fund’s Board of Trustees. These loans, if and when made, may not exceed 33 1/3% of the total asset value of the Fund (including the loan collateral). No Fund will lend portfolio securities to its investment adviser, sub-adviser or their affiliates unless it has applied for and received specific authority to do so from the SEC. Loans of portfolio securities will be fully collateralized by cash, letters of credit or U.S. Government Securities, and the collateral will be maintained in an amount equal to at least 100% of the current market value of the loaned securities by marking to market daily. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Fund.

The Fund may pay a part of the interest earned from the investment of collateral, or other fee, to an unaffiliated third party for acting as the Fund’s securities lending agent.

By lending its securities, a Fund may increase its income by receiving payments from the borrower that reflect the amount of any interest or any dividends payable on the loaned securities as well as by either investing cash collateral received from the borrower in short-term instruments or obtaining a fee from the borrower when U.S. Government Securities or letters of credit are used as collateral. Each Fund will adhere to the following conditions whenever its portfolio securities are loaned: (i) the Fund must receive at least 100% cash collateral or equivalent securities of the type discussed in the preceding paragraph from the borrower; (ii) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (iii) the Fund must be able to terminate the loan on demand; (iv) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities and any increase in market value; (v) the Fund may pay only reasonable fees in connection with the loan (which fees may include fees payable to the lending agent, the borrower, the Fund’s administrator and the custodian); and (vi) voting rights on the loaned securities may pass to the borrower, provided, however, that if a material event adversely affecting the investment occurs, the Fund must terminate the loan and regain the right to vote the securities.  Any securities lending activity in which a Fund may engage will be undertaken pursuant to Board approved procedures reasonably designed to ensure that the foregoing criteria will be met.  Loan agreements involve certain risks in the event of default or insolvency of the borrower, including possible delays or restrictions upon a Fund’s ability to recover the loaned securities or dispose of the collateral for the loan, which could give rise to loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying securities.

Master Exchange Traded Limited Partnerships.  A master exchange traded limited partnership interest entitles a Fund to participate in the investment return of the partnership’s assets as defined by the agreement among the partners.  As a limited partner, a Fund generally is not permitted to participate in the management of the partnership.  However, unlike a general partner whose liability is not limited, a limited partner’s liability generally is limited to the amount of its commitment to the partnership.

Municipal Securities.  The two principal classifications of Municipal Securities are “general obligation” and “revenue” issues. General obligation issues are issues involving the credit of an issuer possessing taxing power and are payable from the issuer’s general unrestricted revenues, although the characteristics and method of enforcement of general obligation issues may vary according to the law applicable to the particular issuer.  Revenue issues are payable only from the revenues derived from a particular facility or class of facilities or other specific revenue source.  Municipal Securities include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to other public institutions and facilities.  Certain private activity bonds that are issued by or on behalf of public authorities to finance various privately-owned or operated facilities are included within the term “Municipal Securities.”  Private activity bonds and industrial development bonds are generally revenue bonds, the credit and quality of which are directly related to the credit of the private user of the facilities.

Municipal Securities may also include general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, project notes, certificates of indebtedness, demand notes, tax-exempt commercial paper, construction loan notes and other forms of short-term, tax-exempt loans.  Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues.

The quality of Municipal Securities, both within a particular classification and between classifications, will vary, and the yields on Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer (or other entity whose financial resources are supporting the securities), general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating(s) of the issue.  In this regard, it should be emphasized that the ratings of any NRSRO are general and are not absolute standards of quality.  Municipal Securities with the same maturity, interest rate and rating(s) may have different yields, while Municipal Securities of the same maturity and interest rate with different rating(s) may have the same yield.

An issuer’s obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes.  The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

Municipal Leases.  A Fund may invest in instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”).  Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate funds for, and make the payments due under the lease obligation.  However, certain lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years.  Municipal lease obligations are a relatively new form of financing, and the market for such obligations is still developing.  Municipal leases will be treated as liquid only if they satisfy criteria set forth in guidelines established by the Board of Trustees, and there can be no assurance that a market will exist or continue to exist for any municipal lease obligation. The guidelines indicate that the adviser or sub-adviser shall consider and evaluate such factors as it deems appropriate to determine that the securities to be purchased are liquid, including, but not limited to the following factors: (i) the frequency of trades and market quotations for the securities; (ii) the number of dealers willing and ready to purchase and sell the securities; (iii) the number of potential purchasers for the securities; (iv) whether any dealers have agreed to make a market in the securities; (v) the nature of the securities and the nature of marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer; (vi) whether the lease can be canceled; (vii) what assurances, if any, exist that the assets represented by the lease can be sold; (viii) the strength of the lessee’s general credit; (ix) the likelihood that the municipality will discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operation of the municipality; and (x) the legal recourse in the event of failure to appropriate.

Puts on Municipal Securities.  A Fund may acquire “puts” with respect to its acquisition of Municipal Securities.  A put is a right to sell a specified security (or securities) within a specified period of time at a specified exercise price.  A Fund may sell, transfer, or assign the put only in conjunction with the sale, transfer, or assignment of the underlying security or securities.

The amount payable upon the exercise of a put is normally (i) a Fund’s acquisition cost of the Municipal Securities (excluding any accrued interest which the Fund paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period.

Puts on Municipal Securities may be acquired to facilitate the liquidity of portfolio assets and the reinvestment of assets at a rate of return more favorable than that of the underlying security.  A Fund will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration.  However, if necessary or advisable, the Fund may pay for puts either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities).

Taxable Municipal Securities.  The Tax-Free Money Market Fund and the Tax-Free Investment Grade Bond Fund may invest up to 20% of their net assets in taxable securities, including Municipal Securities, such as certain private activity or industrial revenue bonds, the interest on which is not tax-exempt for federal income tax purposes but which otherwise meet the Funds’ respective investment criteria.

Other Investments.  The Funds are not prohibited from investing in bank obligations issued by clients of SEI Investments Company, the parent company of the administrator and the distributor.  The purchase of Fund shares by these banks or their customers will not be a consideration in deciding which bank obligations the Funds will purchase. The Funds will not purchase obligations issued by the adviser or sub-adviser or their affiliates.

Privately Issued Mortgage-Related Securities.  Privately issued mortgage-related securities generally represent an ownership interest in federal agency mortgage pass through securities such as those issued by Government National Mortgage Association.  The terms and characteristics of the mortgage instruments may vary among pass through mortgage loan pools.

Ratings. NRSROs’ highest rating category is determined without regard for subcategories and gradations.  For example, securities rated A-1 or A-1+ by Standard & Poor’s Ratings Group (“S&P”), Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”), or F-1 (+ or -) by Fitch, Inc. are all considered rated in the highest short-term rating category.  The Money Market Funds will follow applicable regulations in determining whether a security rated by more than one NRSRO can be treated as being in the highest short-term rating category; currently, unless a security is rated by only one NRSRO, such securities must be rated by two NRSROs in their highest rating category.  See “Regulatory Compliance” and “Appendix A.”

Repurchase Agreements.  Repurchase agreements are agreements by which a person (e.g., a Fund) obtains a security and simultaneously commits to return the security to the seller (a primary securities dealer as recognized by the Federal Reserve Bank of New York or a national member bank as defined in Section 3(d)(1) of the Federal Deposit Insurance Act, as amended) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase.  The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security.  A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is, in effect, secured by the value of the underlying security.

Repurchase agreements are considered to be loans by a Fund for purposes of its investment limitations. The repurchase agreements entered into by a Fund will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (the adviser and sub-adviser monitor compliance with this requirement). Under all repurchase agreements entered into by a Fund, the appropriate custodian or its agent must take possession of the underlying collateral.  However, if the seller defaults, a Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying security to the seller’s estate.

Restricted Securities.  Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933 (the “1933 Act”) or an exemption from registration.  Permitted investments for the Funds include restricted securities, and each such Fund may invest up to 15% of its net assets (10% for the Money Market Funds) in illiquid securities, subject to each Fund’s investment limitations on the purchase of illiquid securities.  Restricted securities, including securities eligible for re-sale under 1933 Act Rule 144A, that are determined to be liquid are not subject to this limitation.  This determination is to be made by the Funds’ Adviser pursuant to guidelines adopted by the Board of Trustees.  Under these guidelines, the Adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades.  In purchasing such Restricted Securities, the Adviser intends to purchase securities that are exempt from registration under Rule 144A under the 1933 Act.

Reverse Repurchase Agreements.  Reverse repurchase agreements are similar to borrowing cash.  In a reverse repurchase agreement a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker or dealer, in return for a percentage of the instrument’s market value in cash, and agrees that on a stipulated date in the future the Fund will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate.

The use of reverse repurchase agreements may enable a Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that a Fund will be able to avoid selling portfolio instruments at a disadvantageous time.  When effecting reverse repurchase agreements, liquid assets of a Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated at the trade date.  These assets are marked to market daily and maintained until the transaction is settled.  During the period any reverse repurchase agreements are outstanding, but only to the extent necessary to assure completion of the reverse repurchase agreements, the Money Market Funds will restrict the purchase of portfolio instruments to money market instruments maturing on or before the expiration date of the reverse repurchase agreement.

Standard & Poor’s Depositary Receipts (“SPDRs”).  SPDRs are securities that represent ownership in a unit investment trust (a “UIT”), a type of investment company, that holds a portfolio of common stocks designed to track the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P Index”).  SPDRs are a type of ETF and may be obtained from the UIT directly or purchased in the secondary market.  SPDRs are generally listed on the American Stock Exchange.

The Funds may purchase shares of other investment companies to the extent consistent with applicable law and each Fund’s investment limitations.  SPDRs, like other investment companies, typically incur fees that are separate from those fees incurred directly by the Funds.  A Fund’s purchase of SPDRs results in the layering of expenses, such that Fund shareholders would indirectly bear a proportionate share of the UIT’s operating expenses.

The UIT will issue SPDRs in aggregations of 50,000 known as “Creation Units” in exchange for a “Portfolio Deposit” consisting of (a) a portfolio of securities substantially similar to the component securities (“Index Securities”) of the S&P Index, (b) a cash payment equal to a pro rata portion of the dividends accrued on the UIT’s portfolio securities since the last dividend payment by the UIT, net of expenses and liabilities, and (c) a cash payment or credit (“Balancing Amount”) designed to equalize the NAV of the S&P Index and the NAV of a Portfolio Deposit.

SPDRs are not individually redeemable, except upon termination of the UIT.  To redeem, the Fund must accumulate enough SPDRs to reconstitute a Creation Unit.  The liquidity of small holdings of SPDRs, therefore, will depend upon the existence of a secondary market.  Upon redemption of a Creation Unit, the Fund will receive Index Securities and cash identical to the Portfolio Deposit required of an investor wishing to purchase a Creation Unit that day.

The price of SPDRs is derived and based upon the securities held by the UIT.  Accordingly, the level of risk involved in the purchase or sale of a SPDR is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for SPDRs is based on a basket of stocks.  Disruptions in the markets for the securities underlying SPDRs purchased or sold by the Fund could result in losses on SPDRs.  Trading in SPDRs involves risks similar to those risks, described above under “Options,” involved in the writing of options on securities.

STRIPS.  Separately Traded Interest and Principal Securities (“STRIPS”) are component parts of U.S. Treasury Securities traded through the federal book-entry system.  The Adviser will only purchase STRIPS that it determines are liquid or, if illiquid, do not violate the affected Fund’s investment policy concerning investments in illiquid securities.  Consistent with Rule 2a-7 under the 1940 Act, the Money Market Funds’ adviser or sub-adviser will only purchase STRIPS for Money Market Funds that have a remaining maturity of 397 days or less; therefore, the Money Market Funds currently may only purchase interest component parts of U.S. Treasury securities.  While there is no limitation on the percentage of a Fund’s assets that may be comprised of STRIPS, the Money Market Funds’ adviser or sub-adviser will monitor the level of such holdings to avoid the risk of impairing shareholders’ redemption rights and of deviations in the value of shares of the Money Market Funds.

U.S. Government Obligations.  The types of U.S. government obligations in which the Funds may invest generally include direct obligations of the U.S. Treasury (such as U.S. Treasury bills, notes, and bonds) and obligations issued or guaranteed by U.S. government agencies or instrumentalities.  These securities are backed by the full faith and credit of the U.S. Treasury; the issuer’s right to borrow from the U.S. Treasury; the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentalities; or the credit of the agency or instrumentality issuing the obligations.  Examples of agencies and instrumentalities which may not always receive financial support from the U.S. government are: Farm Credit Banks; National Bank for Cooperatives; Federal Home Loan Banks; Farmers Home Administration; and Fannie Mae.

Variable and Floating Rate Securities.  Variable and floating rate instruments involve certain obligations that may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature.  Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly, or some other reset period, and may have a set floor or ceiling on interest rate changes.  There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.  A demand instrument with a demand notice exceeding 7 days may be considered illiquid if there is no secondary market for such security.

Warrants.  Warrants give holders the right, but not the obligation, to buy shares of a company at a given price, usually higher than the market price, during a specified period.

When-Issued Securities.  Each Fund may purchase debt obligations on a when-issued basis, in which case delivery and payment normally take place on a future date.  A Fund will make commitments to purchase obligations on a when-issued basis only with the intention of actually acquiring the securities, but may sell them before the settlement date.  During the period prior to the settlement date, the securities are subject to market fluctuation, and no interest accrues on the securities to the purchaser.  The payment obligation and the interest rate that will be received on the securities at settlement are each fixed at the time the purchaser enters into the commitment.  Purchasing obligations on a when-issued basis may be used as a form of leveraging because the purchaser may accept the market risk prior to payment for the securities.  A Fund, however, will not use such purchases for leveraging; instead, the Fund will set aside assets to cover its commitments.  If the value of these assets declines, the Fund will place additional liquid assets aside on a daily basis so that the value of the assets set aside is equal to the amount of the commitment.

When-Issued and Delayed Delivery Transactions.  These transactions are made to secure what is considered to be an advantageous price or yield for a Fund.  No fees or other expenses, other than normal transaction costs, are incurred.  However, liquid assets of the appropriate Fund sufficient to make payment for the securities to be purchased are segregated on the Fund’s records at the trade date.  These assets are marked to market daily and are maintained until the transaction has been settled.  Each Fund does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of its assets.

INVESTMENT LIMITATIONS

Each Fund’s investments are subject to a number of investment  policies or limitations.  Each Fund’s investment objective and each investment policy identified below as “fundamental” may be changed only with the approval of the holders of a majority of the outstanding voting securities of the Fund.  A “majority of the outstanding shares” of a Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of (a) 67% or more of the votes of shareholders of the Trust or the Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of the Trust or the Fund are represented in person or by proxy or (b) the holders of more than 50% of the outstanding votes of shareholders of the Trust or the Fund.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

For purposes of their policies and limitations, the Bond Funds consider certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be “cash items.”

The investment limitations that are not identified as fundamental may be changed by a vote of the majority of the Board of Trustees.  Shareholders will be notified before any material change in these limitations becomes effective.

MONEY MARKET FUND

Fundamental Limitations

Selling Short and Buying on Margin.  The Money Market Fund will not sell any securities short or purchase any securities on margin but may obtain such short-term credits as may be necessary for clearance of transactions.

Issuing Senior Securities and Borrowing Money.  The Money Market Fund will not issue senior securities except that the Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets including the amounts borrowed. The Fund will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous.  The Fund will not purchase any securities while borrowings in excess of 5% of the value of its total assets are outstanding.  During the period any reverse repurchase agreements are outstanding, the Fund will restrict the purchase of portfolio instruments to money market instruments maturing on or before the expiration date of the reverse repurchase agreements, but only to the extent necessary to assure completion of the reverse repurchase agreements.

Pledging Assets.  The Money Market Fund will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings.   In those cases, it may pledge assets having a value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of total assets of the Fund at the time of the pledge.

Concentration of Investments.  The Money Market Fund will not invest 25% or more of the value of its total assets in any one industry except that the Fund may invest 25% of the value of its total assets in the commercial paper issued by finance companies.

The Fund may invest more than 25% of the value of its total assets in cash or cash items, securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities, or instruments secured by these money market instruments, such as repurchase agreements.

Investing in Commodities and Real Estate.  The Money Market Fund will not purchase or sell commodities, commodity contracts, or commodity futures contracts.  The Fund will not purchase or sell real estate, although it may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

Investing in Restricted Securities.  The Money Market Fund will not invest more than 10% of the value of its net assets in securities which are subject to legal or contractual restrictions on resale, except for commercial paper issued under Section 4(2) of the 1933 Act.

Underwriting.  The Money Market Fund will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the 1933 Act in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Lending Cash or Securities.  The Money Market Fund will not lend any of its assets, except portfolio securities.  This shall not prevent the Fund from purchasing or holding bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements or engaging in other transactions where permitted by the Fund’s investment objective, policies, limitations or Declaration of Trust.

Diversification of Investments.  With respect to 75% of the value of its total assets, the Money Market Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities) if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer.

Non-Fundamental Limitations

Investing in Illiquid Securities.  The Money Market Fund will not invest more than 10% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than 7 days after notice, non-negotiable time deposits with maturities over 7 days, and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

The Money Market Fund does not expect to borrow money, pledge securities, invest in illiquid securities, restricted securities or engage in when-issued and delayed delivery transactions, or reverse repurchase agreements in excess of 5% of the value of its net assets during the coming fiscal year.

For purposes of its policies and limitations, the Money Market Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be “cash items.”  For purposes of the Money Market Fund’s limitation on industry concentration, “finance companies” are limited to U.S. banks and U.S. branches of foreign banks.

TAX-FREE MONEY MARKET FUND

Fundamental Limitations

The Tax-Free Money Market Fund will not:

1.

Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities, if, immediately after such purchase, more than 5% of the value of its total assets would be invested in any one issuer, or more than 10% of the outstanding voting securities of such issuer; provided that the Fund may invest up to 25% of its total assets without regard to this restriction only as permitted by applicable laws and regulations.  For purposes of this limitation, a security is considered to be issued by the government entity (or entities) whose assets and revenues back the security; with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user.  For purposes of this limitation, all debt securities are each considered as one class.

2.	Invest in companies for the purpose of exercising control.

3.

Borrow money except for temporary or emergency purposes and then only in an amount not exceeding one-third of the value of total assets.  Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund’s assets, asset coverage of at least 300% is required.  In the event that such asset coverage shall at any time fall below 300%, the Fund shall, within 3 days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%.  This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and is not for investment purposes.  All borrowings will be repaid before making additional investments and any interest paid on such borrowings will reduce income.

4.

Purchase securities which would cause 25% or more of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry.  This limitation does not apply to investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements involving such securities, or tax-exempt securities issued by governments or political subdivisions of governments.

5.

Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 15% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

6.

Purchase or sell real estate, real estate limited partnership interests, commodities or commodities contracts and interests in a pool of securities that are secured by interests in real estate.  However, subject to their permitted investments, the Fund may invest in companies which invest in real estate commodities or commodities contracts.

7.

Make short sales of securities, maintain a short position or purchase securities on margin, except that the Fund may obtain short-term credits as necessary for the clearance of security transactions; this limitation shall not prohibit short sales “against the box.”

8.	Act as an underwriter of securities of other issuers except as it may be deemed an underwriter under federal securities laws in selling the Fund security.

9.	Purchase securities of other investment companies except as permitted by the 1940 Act, and the rules and regulations thereunder.

10.	Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the SEC.

11.

Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in the Prospectus and this SAI.

The Fund has no present intention to sell securities short “against the box.”

Non-Fundamental Limitations

The Fund may not invest in illiquid securities in an amount exceeding, in the aggregate, 10% of its net assets.

The Fund may not invest in interests in oil, gas or other mineral exploration or development programs or oil, gas or mineral leases.

With the exception of the limitations that apply to illiquid securities, the foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess occurs or exists immediately after and as a result of a purchase of such security.

EQUITY AND BOND FUNDS

Fundamental Limitations

Diversification of Investments.  With respect to 75% of the value of each Fund’s total assets, the Fund will not purchase securities of any one issuer (other than cash, cash items and securities issued or guaranteed by the government of the United States or its agencies or instrumentalities) if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer.

Under this limitation, as it relates to the Bond Funds, each governmental subdivision, including states and the District of Columbia, territories, possessions of the United States, or their political subdivisions, agencies, authorities, instrumentalities, or similar entities, will be considered a separate issuer if its assets and revenues are separate from those of the governmental body creating it and the security is backed only by its own assets and revenues.

Buying on Margin.  A Fund will not purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of transactions.  The deposit or payment by a Fund of initial or variation margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.

Issuing Senior Securities and Borrowing Money.  A Fund will not issue senior securities except that the Funds may borrow money and the Bond Funds may engage in reverse repurchase agreements in amounts up to one-third of the value of its net assets, including the amounts borrowed.

A Fund will not borrow money or, with respect to the Bond Funds, engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous.  The Fund will not purchase any securities while borrowings in excess of 5% of its total assets are outstanding. During the period any reverse repurchase agreements are outstanding, but only to the extent necessary to assure completion of the reverse repurchase agreements, the Bond Funds will restrict the purchase of portfolio instruments to money market instruments maturing on or before the expiration date of the reverse repurchase agreements.

Pledging Assets.  A Fund will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings.  In these cases, it may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 10% of the value of total assets at the time of the borrowing.  Neither the deposit of underlying securities and other assets in escrow in connection with the writing of put or call options on securities nor margin deposits for the purchase and sale of financial futures contracts and related options are deemed to be a pledge.

Concentration of Investments.  A Fund will not purchase securities which would cause 25% or more of the total assets of a Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry.

This limitation does not apply to investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements involving such securities or, for the Fixed Income Funds only, tax-exempt securities issued by governments or political subdivisions of governments.

Investing in Real Estate.  A Fund will not buy or sell real estate including limited partnership interests, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

Investing in Commodities.  A Fund will not purchase or sell commodities, except that the Fund may purchase and sell financial futures contracts and related options.

Underwriting.  A Fund will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the 1933 Act, as amended, in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Lending Cash or Securities.  A Fund will not lend any of its assets except portfolio securities up to one-third of the value of its total assets.  (This shall not prevent the purchase or holding of U.S. Government Securities, repurchase agreements covering U.S. Government Securities, or other transactions which are permitted by the Fund’s investment objective and policies.)

Selling Short.  A Fund will not sell securities short.

Non-Fundamental Limitations

Investing in Illiquid Securities.  A Fund will not invest more than 15% of the value of its net assets in securities which are not readily marketable or which are otherwise considered illiquid, including over-the-counter options and also including repurchase agreements providing for settlement in more than 7 days after notice.

Investing in Securities of Other Investment Companies.  A Fund will limit its respective investment in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of total assets in any one investment company, or invest more than 10% of total assets in investment companies in general.  The Fund will purchase securities of closed-end investment companies only in open market transactions involving only customary broker’s commissions.  However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets.  It should be noted that investment companies incur certain expenses such as management fees, and therefore any investment by a Fund in shares of another investment company would be subject to such customary expenses.

The Trust and the Adviser have received an exemptive order from the SEC, which allows the Bond and Equity Funds to invest in shares of the Trust’s Money Market Funds. Should a Fund invest in shares of the Trust’s Money Market Funds, the Trust’s Board of Trustees will determine to what extent, if any, that the Adviser’s advisory fees should be adjusted to reflect the impact of such investments.

Writing Covered Put and Call Options and Purchasing Put Options.  A Fund will not write call options on securities unless the securities are held in the Fund’s portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment. When writing put options, the Fund will segregate cash or U.S. Treasury obligations with a value equal to or greater than the exercise price of the underlying securities.  The Fund will not write put or call options or purchase put or call options in excess of 5% of the value of its total assets.

Compliance with Rule 35d-1 (“Names Rule”).  The Equity Fund shall invest at least 80% of its net assets, under normal circumstances, in equity securities.  The Equity Income Fund shall invest at least 80% of its net assets, under normal circumstances, in equity securities.  The Investment Grade Bond Fund shall invest at least 80% of its net assets, under normal circumstances, in investment grade fixed income securities. The Tax-Free Investment Grade Bond Fund shall invest at least 80% of its net assets, under normal circumstances, in investment grade fixed income securities, the interest of which is exempt from federal income taxes. This non-fundamental policy with respect to each Fund may be changed by the Fund’s Board of Trustees upon at least 60 days’ notice to Fund shareholders.

Regulatory Compliance.  The Money Market Fund and the Tax-Free Money Market Fund may follow non-fundamental operational policies that are more restrictive than their fundamental investment limitations, as set forth in the prospectus for each Fund and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act.  In particular, the Funds will comply with the various requirements of Rule 2a-7, which regulates money market mutual funds.  For example, with limited exceptions, Rule 2a-7 prohibits the investment of more than 5% of the Funds’ total assets in the securities of any one issuer, although the Funds’ investment limitation only requires such 5% diversification with respect to 75% of its assets.  The Funds will invest more than 5% of its assets in any one issuer only under the circumstances permitted by Rule 2a-7.  The Funds will also determine the effective maturity of its investments, as well as its ability to consider a security as having received the requisite short-term ratings by NRSROs according to Rule 2a-7. The Funds may change these operational policies to reflect changes in the laws and regulations without the approval of their shareholders.

THE ADVISER

General.  Compass Asset Management (the “Adviser”), a separate division of Compass Bank, operating within Compass Bank’s Wealth Management Group, is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940.  Compass Bank, an Alabama state banking corporation, is a wholly-owned subsidiary of Compass Bancshares, Inc. (“Compass Bancshares”), a bank holding company organized under the laws of Delaware.  Through its subsidiaries and affiliates, Compass Bancshares, the 34th largest bank holding company in the United States in terms of total assets as of September 30, 2003, offers a full range of financial services to the public including commercial lending, depository services, cash management, brokerage services, retail banking, credit card services, investment advisory services and trust services.  The principal business address of Compass Bank is 15 S. 20th Street, Birmingham, Alabama  35233.  The Adviser has served as investment adviser to mutual funds since February 5, 1990.  The Adviser provides investment advisory and management services for the assets of individuals, pension and profit sharing plans, and endowments and foundations. As of December 31, 2003, Compass Bank had approximately $10.7 billion in assets under administration.  Of this total, Compass Bank had investment discretion over more than $4.1 billion in assets, of which approximately $1.2 billion were assets of the Funds managed by Compass Asset Management.

Advisory Agreement with the Trust.  The Trust and the Adviser have entered into an investment advisory agreement  (the “Advisory Agreement”). Under the Advisory Agreement, the Adviser serves as the investment adviser and makes the investment decisions for each of the Funds and continuously reviews, supervises and administers the investment program of each Fund, subject to the supervision of, and policies established by, the Trustees of the Trust. The continuance of the Advisory Agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.  The Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to any Fund, by a majority of the outstanding shares of that Fund, on not less than 30 days’ nor more than 60 days’ written notice to the Adviser, or by the Adviser on 90 days’ written notice to the Trust. The Advisory Agreement provides that the Adviser shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

Advisory Fees Paid to the Adviser.  For its services under the Advisory Agreement, the Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of 0.40% of the average daily net assets of the Money Market Fund;  0.40% of the average daily net assets of the Tax-Free Money Market Fund; 0.75% of the average daily net assets of the Equity and Equity Income Funds; 0.50% of the average daily net assets of the Investment Grade Bond Fund and 0.50% of the average daily net assets of the Tax-Free Investment Grade Bond Fund.  The Adviser may, from its own resources, compensate broker-dealers whose clients purchase shares of the Funds.For the fiscal years ended October 31, 2001, 2002 and 2003, the Funds paid the Adviser the following advisory fees:

	Fees Paid			Fees Waived

Fund	2001	2002	2003	2001	2002	2003

Money Market	$958,701	$959,037	$1,121,133	$1,269,142	$1,334,554	$1,361,614
Tax-Free Money Market	$182,197	$238,214	$343,895	$370,689	$385,050	$486,044
Equity	$2,858,277	$1,986,095	$1,282,954	$0	$0	$0
Equity Income	$158,734	$54,665	$0	$46,735	$91,912	$100,125
Investment Grade Bond	$557,521	$483,823	$486,754	$119,472	$123,565	$112,434
Tax-Free Investment Grade Bond	$376,940	$323,774	$295,288	$46,846	$64,277	$82,151

Advisory Fee Waivers and Fund Expense Caps. As noted in the table above, the Adviser (and in some cases the Administrator) have voluntarily agreed to waive a portion of its fees in order to prevent each Fund’s total annual operating expenses from exceeding the amounts shown below.  These fee waivers remain in place as of the date of this SAI, but either the Adviser or the Administrator may discontinue all or part of their voluntary waivers at any time.  The “expense caps” that are currently in place for each of the Funds (and Classes) are as follows:

Fund	Class	Expense Cap

Money Market	Institutional Shares	0.45%
	Investment Service Shares	0.70%
	Sweep Class Shares	0.82%
Tax-Free Money Market	Institutional Shares	0.43%
	Investment Service Shares	0.68%
	Sweep Class Shares	0.80%
Equity	Institutional Shares	1.25%
	Class A Shares	1.50%
	Class B Shares	2.25%
Equity Income	Institutional Shares	1.25%
	Class A Shares	1.50%
	Class B Shares	2.25%
Investment Grade Bond	Institutional Shares	0.80%
	Class A Shares	1.05%
	Class B Shares	1.80%
Tax-Free Investment Grade Bond	Institutional Shares	0.80%
	Class A Shares	1.05%
	Class B Shares	1.80%

THE SUB-ADVISER

General.  Weiss, Peck & Greer Investments (“WPG” or the “Sub-Adviser”), is a division of Robeco USA, L.L.C., which is an SEC registered investment adviser.  Robeco USA, Inc. is the U.S. parent company of Robeco USA, L.L.C., Boston Partners Asset Management L.P., and Robeco-Sage Capital Management L.L.C.  Under Robeco USA, Inc. the marketing and sales teams for the three firms have been joined to form one cohesive unit of distribution.  Service and support functions (e.g., portfolio administration, legal, accounting) also are provided by Robeco USA, Inc. to the underlying subsidiaries.  Portfolio management and investment personnel of the three subsidiaries are independent.  The indirect parent company of Robeco USA, Inc. is Robeco Group.  Robeco Group is wholly owned by Rabobank.  The Rabobank Group is a large cooperative bank in the Netherlands comprised of approximately 420 independent banks.  The affiliation with a strong parent provides WPG international products and a stronger capital base.  As of December 31, 2003, WPG had $18.9 billion in total assets under management, including $6.6 billion in tax-exempt assets of which $3.1 billion is in tax-exempt money market assets.  The principal business address of WPG is One New York Plaza, New York, N.Y. 10004.

Sub-Advisory Agreement with the Adviser.  The Adviser has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with WPG dated April 1, 1998 relating to the Tax-Free Money Market Fund.  Under the Sub-Advisory Agreement, WPG invests the assets of the Fund on a daily basis, and continuously administers the investment program of the Fund.

The continuance of the Sub-Advisory Agreement, after the first year, must be specifically approved at least annually (i) by the vote of the Trustees, and (ii) by the vote of a majority of the Trustees who are not parties to the Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.  The Sub-Advisory Agreement may be terminated by the Adviser, the Trust’s Board of Trustees or by a vote of the majority of the outstanding voting securities of the Tax-Free Money Market Fund at any time, without the payment of any penalty, on sixty (60) days’ written notice to WPG and may be terminated at any time by ninety (90) days’ written notice to the Adviser.  The Sub-Advisory Agreement will immediately terminate in the event of its assignment or upon termination of the Advisory agreement between the Adviser and the Trust with regard to the Tax-Free Money Market Fund (as used herein, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” have the same meaning of such terms in the 1940 Act).

Sub-Advisory Fees Paid to the Sub-Adviser. For its services under the Sub-Advisory Agreement, the Sub-Adviser is entitled to a fee which is paid by the Adviser and which is calculated daily and paid monthly, at an annual rate of: 0.075% of the Fund’s average daily net assets up to $150 million; 0.05% of the next $350 million of the Fund’s average daily net assets, 0.04% of the next $500 million in average daily net assets; and 0.03% of the Fund’s average daily net assets over $1 billion.  For the fiscal years ended October 31, 2001, 2002 and 2003, the Adviser paid the Sub-Adviser the following advisory fees:

	Fees Paid			Fees Waived

Fund	2001	2002	2003	2001	2002	2003

Tax-Free Money Market	$99,160	$114,387	$141,243	$0	$0	$0

THE ADMINISTRATOR

General.  SEI Investments Global Funds Services (the “Administrator”), a Delaware business trust, has its principal business offices at One Freedom Valley Drive, Oaks, Pennsylvania 19456.  SEI Investments Management Corporation (“SIMC”), a  wholly-owned subsidiary of SEI Investments Company (“SEI Investments”), is the owner of all beneficial interest in the Administrator.  SEI Investments and its subsidiaries and affiliates, including the Administrator, are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors, and money managers.  The Administrator and its affiliates also serve as administrator or sub-administrator to other mutual funds.

Administration Agreement  with the Trust.  The Trust and the Administrator have entered into an administration agreement (the “Administration Agreement”).  Under the Administration Agreement, the Administrator provides the Trust with administrative services, including regulatory reporting and all necessary office space, equipment, personnel and facilities.  The Administrator also serves as the shareholder servicing agent for each Fund under a shareholder servicing agreement with the Trust pursuant to which the Administrator provides certain shareholder services in addition to those set forth in the Administration Agreement.

The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.  The Administration Agreement extends for a term of five years, commencing on July 27, 1999, and is renewable for additional two year terms thereafter.

Administration Fees Paid to the Administrator.  For its services under the Administration Agreement, the Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of 0.20% of each Fund’s approximate average daily net assets.  For the fiscal years ended October 31, 2001, 2002 and 2003, the Funds paid the Administrator the following fees:

	Fees Paid			Fees Waived

Fund	2001	2002	2003	2001	2002	2003

Money Market	$835,444	$860,149	$931,033	$278,395	$0	$0
Tax-Free Money Market	$207,382	$233,724	$311,228	$69,662	$0	$0
Equity	$762,214	$529,631	$342,125	$0	$0	$0
Equity Income	$74,792	$74,924	$75,000	$0	$0	$0
Investment Grade Bond	$270,800	$242,958	$239,678	$0	$0	$0
Tax-Free Investment Grade Bond	$138,924	$155,222	$150,977	$0	$0	$0

THE DISTRIBUTOR

General.  The Trust and SEI Investments Distribution Co. (the “Distributor”), a wholly owned subsidiary of SEI Investments and an affiliate of the Administrator, are parties to a distribution agreement dated June 9, 1997 (the “Distribution Agreement”) whereby the Distributor acts as principal underwriter for the Trust’s shares.  The Distributor has its principal business offices at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

The continuance of the Distribution Agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Trustees who are not parties to the Distribution Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.  The Distribution Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to any Fund, by a majority of the outstanding shares of that Fund, upon not more than 60 days’ written notice by either party. The Distribution Agreement provides that the Distributor shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

Dealer Reallowances.  Class A Shares of the Funds are sold subject to a front-end sales charge as described in the prospectus. Selling dealers are normally reallowed 100% of the sales charge by the Distributor. The following table shows the amount of the front-end sales charge that is reallowed to dealers as a percentage of the offering price of Class A Shares.

	Dealer Reallowance As a Percentage of Offering Price

Fund	Less than $100,000	$100,000 but less than $250,000	$250,000 but less than $500,000	$500,000 but less than $1,000,000	$1,000,000 and over

Equity	4.00%	3.50%	2.75%	1.00%	None
Equity Income	4.00%	3.50%	2.75%	1.00%	None
Investment Grade Bond	4.00%	3.50%	2.75%	1.00%	None
Tax-Free Investment Grade Bond	4.00%	3.50%	2.75%	1.00%	None

Dealers that are reallowed the entire amount of the sales charge may be deemed to be underwriters within the meaning of the 1933 Act for the purposes of assessing civil liability.

Distribution Plans.  The Trust has adopted separate Distribution Plans (the “Plans”) for the Class A Shares and Class B Shares of the Equity and Bond Funds in accordance with the provisions of Rule 12b-1 under the 1940 Act, which regulates circumstances under which an investment company may directly or indirectly bear expenses relating to the distribution of its shares.  Continuance of the Plans must be approved annually be a majority of the Trustees of the Trust and by a majority of the Trustees who are not parties to the Distribution Agreement or interested persons (as defined by the 1940 Act) of any party to the Distribution Agreement (“Qualified Trustees”).  The Plan requires that quarterly written reports of amounts spent under the Plan and the purposes of such expenditures be furnished to and reviewed by the Trustees.  The Plan may not be amended to increase materially the amount that may be spent thereunder without approval by a majority of the outstanding shares of the Trust.  All material amendments of the Plan will require approval by a majority of the Trustees of the Trust and of the Qualified Trustees.

The Plan provides that Class A and Class B shares of the Funds will pay the Distributor a fee of 0.25% and 1.00%, respectively, of the average daily net assets of the shares from which the Distributor may make payments pursuant to written agreements to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies including, without limit, investment counselors, broker-dealers and the Distributor’s affiliates and subsidiaries (collectively, “Agents”) as compensation for services, reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.  The Plan is characterized as a compensation plan since the distribution fee will be paid to the Distributor without regard to the distribution or shareholder service expenses incurred by the Distributor or the amount of payments made to other financial institutions and intermediaries.  Investors should understand that some Agents may charge their clients fees in connection with purchases of shares or the provision of shareholder services with respect to shares.  The Trust intends to operate the Plan in accordance with its terms and with the National Association of Securities Dealers (“NASD”) rules concerning sales charges.

Payments Under the Class A Plan.  For the fiscal year ended October 31, 2001, 2002 and 2003, the Class A Shares of the Equity and Bond Funds incurred the following distribution expenses, pursuant to the Class A Plan:

Fund	12b-1 Fees Paid			12b-1 Fees Retained by the Distributor

	2001	2002	2003	2001	2002	2003

Equity Fund	$29,980	$25,624	$19,387	$0	$0	$0
Equity Income Fund	$1,133	$1,099	$706	$0	$0	$0
Investment Grade Bond Fund	$13,020	$12,919	$13,668	$0	$0	$0
Tax-Free Investment Grade Bond Fund	$1,963	$2,095	$1,137	$0	$0	$0

Payments Under the Class B Plan.  For the fiscal year ended October 31, 2001, 2002 and 2003, the Class B Shares of the Equity and Bond Funds incurred the following distribution expenses, pursuant to the Class B Plan:

Fund	12b-1 Fees Paid			12b-1 Fees Retained by the Distributor

	2001	2002	2003	2001	2002	2003

Equity Fund	$206,056	$174,495	$136,187	$0	$0	$0
Equity Income Fund	$8,192	$8,925	$6,883	$0	$0	$0
Investment Grade Bond Fund	$5,319	$13,397	$20,956	$0	$0	$0
Tax-Free Investment Grade Bond Fund	$1,248	$1,851	$2,367	$0	$0	$0

Administrative and Shareholder Services Plans

Sweep Class Shares.  With respect to Sweep Class Shares of the Money Market Funds, the Trust has adopted a Shareholder Service Plan (the “Shareholder Service Plan”) and an Administrative Services Plan (the “Administrative Services Plan”). Pursuant to the Shareholder Service Plan, the Distributor may pay fees to service providers that may provide, one or more of the following services to Sweep Class shareholders:

•	maintaining accounts;
•	arranging for bank wires;
•	responding to shareholder inquiries relating to the services performed by the Distributor or any service provider;
•	responding to inquiries from shareholders concerning their investments in Sweep Class Shares;
•	assisting shareholders in changing dividend options, account designations, and addresses; and
•	other similar personal services.

Pursuant to the Administrative Services Plan, the Distributor may pay fees to service providers that may provide one or more of the following administrative services to Sweep Class Shares shareholders:

•	providing sub-accounting services;
•	providing account information periodically to shareholders;
•

forwarding shareholder communications from the Fund (such as proxies, prospectuses, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders;

•

processing purchase, exchange and redemption requests from shareholders, either directly or through cash “sweep” or similar cash management programs administered on behalf of shareholders, and placing such orders with the Fund or its service providers;

•	processing dividend payments from the Fund on behalf of the shareholders; and
•	providing such other similar administrative services to the extent the services do not constitute “personal services” within the meaning of NASD Conduct Rule 2830.

Investment Service Shares.  With respect to the Investment Service Shares of the Money Market Funds, the Trust has adopted a Shareholder Service Plan (the “Service Plan”).  Pursuant to the Service Plan, the Distributor may pay fees to administrators for administrative services provided to Investment Service Shares.  The administrative services are provided by a representative who has knowledge of the shareholder’s particular circumstances and goals, and include, but are not limited to:

•	communicating account openings;
•	communicating account closings;
•	entering purchase transactions;
•	entering redemption transactions;
•	providing or arranging to provide accounting support for all transactions;
•	wiring funds and receiving funds for Share purchases and redemptions;
•	confirming and reconciling all transactions;
•	reviewing the activity in Fund accounts;
•	providing training and supervision of broker personnel;
•	posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Trust’s transfer agent; and
•	maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of Shares and prospective shareholders.

Payments Under the Shareholder Service Plan, Administrative Service Plan and Service Plan. For the fiscal year ended October 31, 2003, the Investment Service Shares and the Sweep Class Shares of the Money Market Funds were subject to shareholder servicing fees under its Shareholder Service Plan for which the Money Market Fund paid $827,861, and the Tax-Free Money Market Fund paid $239,794, none of which was waived.  The Sweep Class Shares of the Money Market Funds were subject to administrative services plan for which the Money Market Fund paid $184,506 and the Tax-Free Money Market Fund paid $75,759, none of which was waived.

THE TRANSFER AGENT

State Street Bank and Trust Company (the “Transfer Agent”) serves as transfer agent for the Trust and Boston Financial Data Services, Inc. (the “Servicing Agent”) serves as the Trust’s servicing agent.  The fee paid to the Transfer Agent is based upon the size, type and number of accounts and transactions made by shareholders.  The Transfer Agent pays the Servicing Agent’s compensation.

THE CUSTODIAN

Compass Bank, Birmingham, Alabama, acts as the custodian (the “Custodian”) of the Trust.  The Custodian holds cash, securities and other assets of the Trust as required by the 1940 Act.

INDEPENDENT AUDITOR

Deloitte & Touche LLP serves as independent auditor to the Trust.

LEGAL COUNSEL

Morgan, Lewis & Bockius LLP serves as legal counsel to the Trust.

TRUSTEES AND OFFICERS OF THE TRUST

Board Responsibilities. The management and affairs of the Trust and each of the Funds are supervised by the Trustees under the laws of the Commonwealth of Massachusetts.  Each Trustee is responsible for overseeing each of the Trust’s six Funds. The Trustees have approved contracts, as described above, under which certain companies provide essential management services to the Trust.

Members of the Board.  Set forth below are the names, dates of birth, position with the Trust, length of term of office, and the principal occupations for the last five years of each of the persons currently serving as Trustees of the Trust.  Unless otherwise noted, the business address of each Trustee is SEI Investments Company, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

ROBERT A. NESHER (DOB 08/17/46) — Chairman of the Board of Trustees* (since 1997) — Currently performs various services on behalf of SEI Investments for which Mr. Nesher is compensated. Executive Vice President of SEI Investments, 1986-1994.  Director and Executive Vice President of the Administrator and the Distributor, 1981-1994. Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund, Bishop Street Funds, The MDL Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Global Assets Fund, plc, SEI Global Investments Fund, LP, SEI Global Master Fund, plc, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

JOHN T. COONEY (DOB 01/20/27) — Trustee (since 1997) — Vice Chairman of Ameritrust Texas N.A., 1989-1992, and MTrust Corp., 1985-1989.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund and The MDL Funds.

WILLIAM M. DORAN (DOB 05/26/40) — Trustee* (since 1997) — Self-employed Consultant since 2003.  Partner, Morgan, Lewis & Bockius LLP (law firm) from 1976-2003, counsel to the Trust, SEI Investments, the Administrator and the Distributor.  Director of the Distributor since 2003.   Director of SEI Investments since 1974; Secretary of SEI Investments since 1978.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund, The MDL Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

ROBERT A. PATTERSON (DOB 11/05/27) — Trustee (Since 1997) — Pennsylvania State University, Senior Vice President (Emeritus), Treasurer (Emeritus); Financial and Investment Consultant (Emeritus), Professor of Transportation, since 1984; Vice President-Investments, Treasurer, Senior Vice President (Emeritus), 1982-1984. Director, Pennsylvania Research Corp.; Member and Treasurer, Board of Trustees of Grove City College; Member, Endowment Investment Council; Director, Research Foundation.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund and The MDL Funds.

EUGENE B. PETERS (DOB 06/03/29) — Trustee (Since 1997) — Private investor since 1987.  Vice President and Chief Financial Officer, Western Company of North America (petroleum service company), 1980-1986.  President, Gene Peters and Associates (import company), 1978-1980.  President and Chief Executive Officer of Jos Schlitz Brewing Company, before 1978.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund and The MDL Funds.

JAMES M. STOREY (DOB 04/12/31) — Trustee (Since 1997) — Attorney, Solo Practitioner since 1994.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund, The MDL Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

GEORGE J. SULLIVAN, JR. (DOB 11/13/42) — Trustee (Since 1999) — Self Employed Consultant, Newfound Consultants Inc. since April 1997.  Trustee of The Advisors’ Inner Circle Fund, The Arbor Fund, The MDL Funds, SEI Absolute Return Master Fund, LP, SEI Opportunity Master Fund, LP, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust and State Street Navigator Securities Lending Trust.

*          Messrs. Nesher and Doran are Trustees who may be deemed to be “interested” persons of the Fund as that term is defined in the 1940 Act.

Board Standing Committees.  The Board has established the following standing committees:

•

     Audit Committee.  The Board has a standing Audit Committee that is composed of each of the independent Trustees of the Trust.  The Audit Committee operates under a written charter approved by the Board. The principal responsibilities of the Audit Committee include: recommending which firm to engage as the Trust’s independent auditor and whether to terminate this relationship; reviewing the independent auditors’ compensation, the proposed scope and terms of its engagement, and the firm’s independence; pre-approving audit and non-audit services provided by the Trust’s independent auditor to the Trust and certain other affiliated entities; serving as a channel of communication between the independent auditor and the Trustees; reviewing the results of each external audit, including any qualifications in the independent auditors’ opinion, any related management letter, management’s responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal auditing department of the Trust’s Administrator that are material to the Trust as a whole, if any, and management’s responses to any such reports; reviewing the Trust’s audited financial statements and considering any significant disputes between the Trust’s management and the independent auditor that arose in connection with the preparation of those financial statements; considering, in consultation with the independent auditors and the Trust’s senior internal accounting executive, if any, the independent auditors’ report on the adequacy of the Trust’s internal financial controls; reviewing, in consultation with the Trust’s independent auditors, major changes regarding auditing and accounting principles and practices to be followed when preparing the Trust’s financial statements; and other audit related matters.  Messrs. Cooney, Patterson, Peters, Storey and Sullivan currently serve as members of the Audit Committee. The Audit Committee meets periodically, as necessary, and met four times in the most recently completed Trust fiscal year.

•

     Fair Value Pricing Committee.  The Board has a standing Fair Value Pricing Committee that is composed of at least one Trustee and various representatives of the Trust’s service providers, as appointed by the Board. The Fair Value Pricing Committee operates under procedures approved by the Board.  The principal responsibilities of the Fair Value Pricing Committee are to determine the fair value of securities for which current market quotations are not readily available.  The Fair Value Pricing Committee’s determinations are reviewed by the Board. Mr. Nesher currently serves as the Board’s delegate on the Fair Value Pricing Committee. The Fair Value Pricing Committee meets periodically, as necessary, and did not meet in the Trust’s most recently completed fiscal year.

•

     Nominating Committee.  The Board has a standing Nominating Committee that is composed of each of the independent Trustees of the Trust.  The principal responsibility of the Nominating Committee is to consider, recommend and nominate candidates to fill vacancies on the Trust’s Board, if any.  The Nominating Committee does not have specific procedures in place to consider nominees recommended by shareholders, but would consider such nominees if submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (“1934 Act”) in conjunction with a shareholder meeting to consider the election of Trustees.  Messrs. Cooney, Patterson, Peters, Storey and Sullivan currently serve as members of the Nominating  Committee. The Nominating Committee meets periodically, as necessary, and did not meet in the Trust’s most recently completed fiscal year.

Board Considerations in Approving the Advisory Agreement.  As discussed in the section of this SAI entitled “The Adviser,” the Board continuance of the Advisory Agreement, after the initial two year term, must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board of Trustees calls and holds a meeting to decide whether to renew the Advisory Agreement for the upcoming year.  In preparation for the meeting, the Board requests and reviews a wide variety of information from the Adviser.  The Trustees use this information, as well as other information that the Adviser and other Fund service providers may submit to the Board, to help them decide whether to renew the Advisory Agreement for another year.

Before this year’s meeting, the Board requested and received written materials from the Adviser about:  (a) the quality of the Adviser’s investment management and other services; (b) the Adviser’s investment management personnel; (c) the Adviser’s operations and financial condition; (d) the Adviser’s brokerage practices (including any soft dollar arrangements) and investment strategies; (e) the level of the advisory fees that the Adviser charges the Fund compared with the fees it charges to comparable mutual funds or accounts (if any); (f) the Fund’s overall fees and operating expenses compared with similar mutual funds; (g) the level of the Adviser’s profitability from its Fund-related operations; (h) the Adviser’s compliance systems; (i) the Adviser’s policies on and compliance procedures for personal securities transactions; (j) the Adviser’s reputation, expertise and resources in domestic financial markets; and (k) the Fund’s performance compared with similar mutual funds.

At the meeting, representatives from the Adviser presented additional oral and written information to the Board to help the Board evaluate the Adviser’s fee and other aspects of the Agreement.  Other Fund service providers also provided the Board with additional information at the meeting.  The Trustees then discussed the written materials that the Board received before the meeting and the Adviser’s oral presentation and any other information that the Board received at the meeting, and deliberated on the renewal of the Advisory Agreement in light of this information.  In its deliberations, the Board did not identify any single piece of information that was all-important, controlling or determinative of its decision.

Based on the Board’s deliberations and its evaluation of the information described above, the Board, including all of the independent Trustees, unanimously: (a) concluded that terms of the Agreement are fair and reasonable; (b) concluded that the Adviser’s fees are reasonable in light of the services that the Adviser provides to the Fund; and (c) agreed to renew the Agreement for another year.

Fund Shares Owned by Board Members.  The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of shares of each of the Funds as of the end of the most recently completed calendar year.  Dollar amount ranges disclosed are established by the SEC.  “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the 1934 Act. The Trustees and officers of the Trust own less than 1% of the outstanding shares of the Trust.

Name	Dollar Range of Fund Shares (Fund)*	Aggregate Dollar Range of Shares (All Funds)*

Nesher	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)
Cooney	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)
Doran	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)

Name	Dollar Range of Fund Shares (Fund)*	Aggregate Dollar Range of Shares (All Funds)*

Patterson	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)
Peters	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)
Storey	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)
Sullivan	None (Money Market Fund)	None
None (Tax-Free Money Market Fund)
None (Equity Fund)
None (Equity Income Fund)
None (Investment Grade Bond Fund)
None (Tax-Free Investment Grade Bond Fund)

*          Valuation date is December 31, 2003.

Board Compensation.  The Trust paid the following fees to the Trustees during its most recently completed fiscal year.

Name	Aggregate Compensation	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Trust and Fund Complex*

Nesher	$0	N/A	N/A	$0
Cooney	$4,323	N/A	N/A	$4,323
Doran	$0	N/A	N/A	$0
Patterson	$4,323	N/A	N/A	$4,323
Peters	$4,323	N/A	N/A	$4,323
Storey	$4,323	N/A	N/A	$4,323
Sullivan	$4,323	N/A	N/A	$4,323

     *     The Trust is the only investment company in the “Fund Complex.”

Trust Officers.  The Executive Officers of the Trust, their respective dates of birth, and their principal occupations for the last five years are set forth below.  Unless otherwise noted, the business address of each Officer is SEI Investments Company, One Freedom Valley Drive, Oaks, Pennsylvania 19456.  The officers of the Trust also serve as officers to one or more mutual funds for which SEI Investments Company or its affiliates act as investment manager, administrator or distributor.  None of the Officers receive compensation from the Trust for their services.

JAMES F. VOLK (08/28/62) – President (since 2003) – Senior Operations Officer of SEI Investments Fund Accounting and Administration since February 1996.  Assistant Chief Accountant, U.S. Securities & Exchange Commission, 1993-1996.  Audit Manager, Coopers & Lybrand LLP, 1985-1993.

PETER GOLDEN (DOB 06/27/64) – Controller and Chief Financial Officer (since 2001) — Accounting Director of the Administrator since June 2001.  Vice President of Funds Administration , J.P. Morgan Chase & Co., 2000-2001.  Vice President of Pension and Mutual Fund Accounting, Chase Manhattan Bank, 1997-2000.  Administrative Officer of Mutual Fund Servicing, Brown Brothers Harriman & Co., prior to 1997.

JENNIFER SPRATLEY, CPA (DOB 02/13/69) – Co-Controller and Co-Chief Financial Officer (since 2001) — Director, SEI Funds Accounting since November 1999.  Audit Manager, Ernst & Young LLP, 1991-1999.

TIMOTHY D. BARTO (DOB 03/28/68) – Vice President and Assistant Secretary (since 1999) — Employed by SEI Investments since October 1999.  General Counsel, Vice President and Secretary of the Administrator since 2001 and Assistant Secretary of the Distributor since December 1999.  Associate, Dechert Price & Rhoads (law firm), 1997-1999.  Associate, Richter, Miller & Finn (law firm), 1993-1997.

CORI DAGGETT (DOB 10/03/61) – Vice President and Assistant Secretary (since 2003) – Employed by SEI Investments since July 2003.  Associate at Drinker Biddle & Reath, LLP, 1998-2003.

LYDIA A. GAVALIS (DOB 06/05/64) – Vice President and Assistant Secretary (since 1998) — Assistant Secretary of the Administrator since 1998.  Assistant General Counsel and Director of Arbitration, Philadelphia Stock Exchange, 1989-1998.

CHRISTINE M. MCCULLOUGH (DOB 12/02/60) – Vice President and Assistant Secretary (since 2000) — Employed by SEI Investments since November 1, 1999.  Associate, White and Williams LLP (law firm), 1991-1999.  Associate, Montgomery, McCracken, Walker & Rhoads (law firm), 1990-1991.

JOHN C. MUNCH (DOB 05/07/71) – Vice President and Assistant Secretary (since 2002) – Assistant Secretary of the Administrator since November 2001 and General Counsel, Vice President and Secretary of the Distributor since December 2003.  Associate, Howard Rice Nemorvoski Canady Falk & Rabkin (law firm), 1998-2001.  Associate, Seward & Kissel (law firm), 1996-1998.

JOHN MUNERA (DOB 01/14/63) – Vice President and Assistant Secretary (since 2002) – Middle Office Compliance Officer at SEI Investments since 2000. Supervising Examiner at Federal Reserve Bank of Philadelphia, 1998-2000.

WILLIAM E. ZITELLI, JR. (DOB 6/14/68) – Vice President and Secretary (since 2000) — Assistant Secretary of the Administrator and Distributor since August 2000.  Vice President, Merrill Lynch & Co. Asset Management Group, 1998-2000.  Associate, Pepper Hamilton LLP (law firm), 1997-1998.  Associate, Reboul, MacMurray, Hewitt, Maynard & Kristol (law firm), 1994–1997.

PURCHASING AND REDEEMING SHARES

Purchases and redemptions may be made through the Transfer Agent on any day the New York Stock Exchange (NYSE) is open for business.  Shares of each Fund are offered and redeemed on a continuous basis.  Currently, the Trust is closed for business when the following holidays are observed: New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

It is currently the Funds’ policy to pay all redemptions in cash.  Each Fund retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by a Fund in lieu of cash.  Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions.  A shareholder will at all times be entitled to aggregate cash redemptions from all Funds of the Trust up to the lesser of $250,000 or 1% of the Trust’s net assets during any 90-day period. The Trust has obtained an exemptive order from the SEC that permits a Fund to make in-kind redemptions to those shareholders of the Fund that are affiliated with the Trust solely by their ownership of a certain percentage of the Trust’s investment portfolios.

Each Fund reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the NYSE is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of a Fund’s securities is not reasonably practicable, or for such other periods as the SEC has by order permitted.  Each Fund also reserves the right to suspend sales of shares of any Fund for any period during which the NYSE, the Adviser, the Administrator, the Transfer Agent and/or the Custodian are not open for business.

DETERMINATION OF NET ASSET VALUE

General Policy.  Each of the Funds adheres to Section 2(a)(41), and Rule 2a-4 thereunder, of the 1940 Act with respect to the valuation of portfolio securities.  In general, securities for which market quotations are readily available are valued at current market value, and all other securities are valued at fair value as determined in good faith by the Trust’s Board of Trustees.  In complying with the 1940 Act, the Trust relies on guidance provided by the SEC and by the SEC staff in various interpretive letters and other guidance.

Equity Securities.  Securities listed on a securities exchange, market or automated quotation system for which quotations are readily available, including securities traded over the counter, are valued at the last quoted sale price on the principal exchange or market (foreign or domestic) on which they are traded on valuation date (or at 4:00 p.m., Eastern Time if a security’s principal exchange is normally open at that time), or, if there is no such reported sale on the valuation date, at the most recent quoted bid price.  If such prices are not available, the security will be valued at fair value as determined in good faith by the Trust’s Board of Trustees.

Money Market Securities and other Debt Securities.  If available, Money Market Securities and other debt securities are priced based upon valuations provided by recognized independent, third-party pricing agents.  Such values generally reflect the last reported sales price if the security is actively traded.  The third-party pricing agents may also value debt securities by employing methodologies that utilize actual market transactions, broker-supplied valuations, or other methodologies designed to identify the market value for such securities.  Such methodologies generally consider such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations.  Money Market Securities and other debt securities with remaining maturities of 60 days or less may be valued at their amortized cost, which approximates market value.  If such prices are not available, the security will be valued at fair value as determined in good faith by the Trust’s Board of Trustees.

Use of Third-Party Independent Pricing Agents.  Pursuant to contracts with the Trust’s Administrator, prices for most securities held by the Funds are provided daily by third-party independent pricing agents that are approved by the Board of Trustees of the Trust.  The valuations provided by third-party independent pricing agents are reviewed daily by the Administrator.

TAXES

The following is only a summary of certain federal income tax considerations generally affecting a Fund and its shareholders that are not described in the Fund’s prospectus.  No attempt is made to present a detailed explanation of the tax treatment of a Fund or its shareholders, and the discussion here and in the Fund’s prospectus is not intended as a substitute for careful tax planning.  Shareholders are urged to consult their tax advisors with specific reference to their own tax situations, including their state and local tax liabilities.

Federal Income Tax Treatment of Dividends and Distributions.  The following general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder as in effect on the date of this SAI.  New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

Qualifications as a Regulated Investment Company.  Each Fund intends to qualify and elects to be treated as a “regulated investment company” (“RIC”) under Subchapter M of the Code.  By following such a policy, each Fund expects to eliminate or reduce to a nominal amount the federal taxes to which it may be subject.  The Board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders.

In order to be taxable as a RIC, a Fund must distribute at least 90% of its net investment income (which, includes dividends, taxable interest, and the excess of net short-term capital gains over net long-term capital losses, less operating expenses) and at least 90% of its tax exempt interest income, for each tax year, if any, to its shareholders and also must meet several additional requirements.  Among these requirements are the following:  (i) at least 90% of a Fund’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities, or certain other income; (ii) at the close of each quarter of each Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government Securities, securities of other RICs and other securities, with such other securities limited, in respect to any one issuer, to an amount that does not exceed 5% of the value of a Fund’s assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of each Fund’s taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. Government Securities or the securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or business.

Although each Fund intends to distribute substantially all of its net investment income and may distribute their capital gains for any taxable year, each Fund will be subject to federal income taxation to the extent any such income or gains are not distributed.

If a Fund fails to qualify for any taxable year as a RIC, all of its taxable income will be subject to federal income tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions generally will be taxable to shareholders as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.  In this event, distributions generally will be eligible for the 70% dividend-received deduction for corporate shareholders and for the lower capital gains rates on qualified dividend income for individual shareholders to the extent they would qualify if the Fund was a regular corporations.  The Board reserves the right to maintain qualification of a Fund as a RIC if it determines such course of action to be beneficial to shareholders.

The Funds each may invest in complex securities.  These investments may be subject to numerous special and complex tax rules.  These rules could affect whether gains and losses recognized by a Fund are treated as ordinary income or capital gain, accelerate the recognition of income to a Fund and/or defer a Fund’s ability to recognize losses.  In turn, those rules may affect the amount, timing or character of the income distributed to you by a Fund.

A Fund may derive capital gains and losses in connection with sales of other dispositions of its portfolio of securities.  Distributions of net short-term capital gains will be taxable to you as ordinary income.  Distributions of net long-term capital gains will be taxable to you as long-term capital gain regardless of how long you have held your shares.  Distributions of dividends will be taxed as ordinary income except that distributions of qualified dividend income will be taxed at the lower capital gains rates available for individual shareholders.

A Fund will inform you of the amount of your ordinary income dividends, qualified dividend income and capital gain distributions, if any, at the time they are paid and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year.  If you have not held Fund shares for a full year, a Fund may designate and distribute to you, as ordinary income, qualified dividend income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund.

If a Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders.  A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in a Fund and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

Redemptions and exchanges of Fund shares may be taxable transactions for federal and state income tax purposes.  If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares.  Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by a Fund on such shares.  All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption.  Any loss disallowed under these rules will be added to your tax basis in the new shares you buy.

In certain cases, a Fund will be required to withhold, and remit to the United States Treasury, 30% of any distributions paid to a shareholder who (1) has failed to provide a correct taxpayer identification number, (2) is subject to backup withholding by the Internal Revenue Service, (3) has not certified to that Fund that such shareholder is not subject to backup withholding, or (4) has failed to certify that he or she is a U.S. citizen or U.S. resident alien.

Federal Excise Tax.  If the Fund fails to distribute in a calendar year at least 98% of its ordinary income for the year and 98% of its capital gain net income (the excess of short- and long-term capital gains over short- and long-term capital losses) for the one-year period ending October 31 of that year (and any retained amount from the prior calendar year on which the Fund paid no federal income tax), the Fund will be subject to a nondeductible 4% federal excise tax on the undistributed amounts.  The Fund intends to make sufficient distributions to avoid imposition of this tax, or to retain, at most its net capital gains and pay tax thereon.

In the case of corporate shareholders, Fund distributions (other than capital gains distributions) generally qualify for the dividend-received deduction to the extent of the gross amount of qualifying dividends received by the Fund for the year.  Generally, and subject to certain limitations (including certain holding period limitations), a dividend will be treated as a qualifying dividend if it has been received from a domestic corporation.  All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculation.

Certain distributions from a Fund may qualify as qualified dividend income.  Qualified dividend income distributed to any individual is taxable at the lower, long-term capital gains rates.  A distribution from a Fund generally qualifies as qualified dividend income to the extent it was distributed from dividends received by the Fund from taxable domestic corporations and certain qualified foreign corporations, subject to limitations, including holding period limitations, imposed on the Fund and its shareholders.  Absent further legislation, the long-term capital gains rates on qualified dividend income will not apply to dividends received in taxable years beginning after December 31, 2008.

Non-U.S. investors in a Fund may be subject to U.S. withholding and estate tax and are encouraged to consult their tax advisor prior to investing in a Fund.

State Taxes.  No Fund is liable for any income or franchise tax in Massachusetts if it qualifies as a RIC for federal income tax purposes.  Distributions by any Fund to shareholders and the ownership of shares may be subject to state and local taxes.  Shareholders are urged to consult their tax advisors regarding state and local taxes applicable to an investment in a Fund.

Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by a Fund.  Investment in Ginnie Mae or Fannie Mae securities, bankers acceptances, commercial paper, and repurchase agreements collateralized by U.S. Government Securities do not generally qualify for such tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

FUND TRANSACTIONS

Brokerage Transactions.  Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money Market Securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, a Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When a Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

In addition, the Adviser may place a combined order for two or more accounts it manages, including a Fund, engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution.  Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Fund may obtain, it is the opinion of the Adviser and the Trust’s Board of Trustees that the advantages of combined orders outweigh the possible disadvantages of separate transactions. Nonetheless, the Adviser believes that the ability of a Fund to participate in higher volume transactions will generally be beneficial to the Fund.

For the fiscal years ended October 31, 2001, 2002 and 2003, the Funds paid the following aggregate brokerage commissions on portfolio transactions:

	Aggregate Dollar Amount of Brokerage Commissions Paid

Fund	2001	2002	2003

Money Market	$20,936	$19,595	0
Tax-Free Money Market	$0	$0	$0
Equity	$759,104	$731,316	$426,694
Equity Income	$66,001	$53,353	$72,995
Investment Grade Bond	$858	$1,314	$0
Tax-Free Investment Grade Bond	$0	$0	$0

Brokerage Selection.  The Trust does not expect to use one particular broker or dealer, and when one or more brokers is believed capable of providing the best combination of price and execution, the Funds’ Adviser may select a broker based upon brokerage or research services provided to the Adviser.  The Adviser may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

Section 28(e) of the 1934 Act permits the Adviser, under certain circumstances, to cause each Fund to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. In addition to agency transactions, the Adviser may receive brokerage and research services in connection with certain riskless principal transactions, in accordance with applicable SEC guidance. Brokerage and research services include: (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody).  In the case of research services, the Adviser believes that access to independent investment research is beneficial to their investment decision-making processes and, therefore, to each Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation and pricing of investments.  Examples of research-oriented services for which the Adviser might utilize Fund commissions include research reports and other information on the economy, industries, sectors, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis.  The Adviser may use research services furnished by brokers in servicing all client accounts and not all services may necessarily be used in connection with the account that paid commissions to the broker providing such services.  Information so received by the Adviser will be in addition to and not in lieu of the services required to be performed by the Funds’ Adviser under the Advisory Agreement.  Any advisory or other fees paid to the Adviser are not reduced as a result of the receipt of research services.

In some cases the Adviser may receive a service from a broker that has both a “research” and a “non-research” use.  When this occurs, the Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service.  The percentage of the service that is used for research purposes may be paid for with client commissions, while the Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes.  In making this good faith allocation, the Adviser faces a potential conflict of interest, but the Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Funds may purchase new issues of securities for clients in a fixed price offering.  In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Adviser with research services.  The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances.  Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions.  These arrangements may not fall within the safe harbor of Section 28(e).

For the Trust’s most recently completed fiscal year, the Funds paid the following commissions on brokerage transactions directed to brokers pursuant to an agreement or understanding whereby the broker provides research or other brokerage services to the Adviser:

Fund	Total Dollar Amount of Brokerage Commissions for Research Services	Total Dollar Amount of Transactions Involving Brokerage Commissions for Research Services

Money Market	$0	0
Tax-Free Money Market	$0	$0
Equity	$432,034	$432,034
Equity Income	$72,597	$72,597
Investment Grade Bond	$0	$0
Tax-Free Investment Grade Bond	$0	$0

Brokerage with Fund Affiliates.  A Fund may execute brokerage or other agency transactions through registered broker-dealer affiliates of either the Fund, the Adviser or the Distributor for a commission in conformity with the 1940 Act, the 1934 Act and rules promulgated by the SEC. Under the 1940 Act and the 1934 Act, affiliated broker-dealers are permitted to receive and retain compensation for effecting portfolio transactions for the Fund on an exchange if a written contract is in effect between the affiliate and the Fund expressly permitting the affiliate to receive and retain such compensation.  These rules further require that commissions paid to the affiliate by the Fund for exchange transactions not exceed “usual and customary” brokerage commissions.  The rules define “usual and customary” commissions to include amounts which are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.”  The Trustees, including those who are not “interested persons” of the Fund, have adopted procedures for evaluating the reasonableness of commissions paid to affiliates and review these procedures periodically.

For the fiscal years ended October 31, 2001, 2002 and 2003, the Funds paid the following aggregate brokerage commissions on portfolio transactions effected by affiliated brokers.  All amounts shown were paid to the Distributor and reflect fees paid in connection with Fund repurchase agreement transactions.

	Aggregate Dollar Amount of Brokerage Commissions Paid to Affiliated Brokers			Percentage of Total Brokerage Commissions Paid to Affiliated Brokers	Percentage of Total Brokerage Transactions Effected Through Affiliated Brokers

Fund	2001	2002	2003	2003	2003

Money Market	$20,936	$19,595	$0	0%	19.13%
Tax-Free Money Market	$0	$0	$0	0%	0%
Equity	$3,199	$2,007	$0	0%	32.71%
Equity Income	$416	$393	$0	0%	44.47%
Investment Grade Bond	$858	$1,314	$0	0%	79.24%
Tax-Free Investment Grade Bond	$0	$0	$0	0%	0%

Securities of “Regular Broker-Dealers.” The Funds are required to identify any securities of their “regular brokers and dealers” (as such term is defined in the 1940 Act) which the Funds may hold at the close of their most recent fiscal year.  As of October 31, 2003, the Equity Fund held $4,938,000 in equity securities of Morgan Stanley Dean Witter, Inc., $4,351,000 in equity securities of General Electric Capital Corp., $3,555,000 in equity securities of Citigroup, $3,380,000 in equity securities of Goldman, Sachs & Company, $3,231,000 in equity securities of J.P. Morgan Chase, and $1,893,000 in equity securities of Banc of America.  As of October 31, 2003, the Equity Income Fund held $403,000 in equity securities of Citigroup, $355,000 in equity securities of Merrill Lynch, Inc., $348,000 in equity securities of General Electric Capital Corp., $329,000 in equity securities of Morgan Stanley Dean Witter, Inc., $329,000 in equity securities of Goldman, Sachs & Company, $265,000 in equity securities of Banc of America, and $215,000 in equity securities of J.P. Morgan Chase.  As of October 31, 2003, the Investment Grade Bond Fund held $5,686,000 in debt securities of General Electric Capital Corp., $2,251,000 in debt securities of Morgan Stanley Dean Witter, Inc., $2,222,000 in debt securities of Goldman, Sachs & Company, $2,194,000 in debt securities of Bank One, $1,121,000 in debt securities of Merrill Lynch, Inc., $1,095,000 in debt securities of Banc of America, and $1,077,000 in debt securities of Citigroup.  As of October 31, 2003, the Money Market Fund held $24,092,000 in repurchase agreements of J.P. Morgan Chase, $54,458,000 in debt securities of General Electric Capital Corp., $27,708,000 in debt securities of Bear, Stearns & Co., Inc., $14,313,000 in debt securities of Banc of America, $13,605,000 in debt securities of Merrill Lynch, Inc., $11,610,000 in debt securities of Morgan Stanley Dean Witter, Inc., $11,135,000 in debt securities of Bank One, $5,014,000 in debt securities of Goldman Sachs & Company, $4,998,000 in debt securities of Deutsche Bank, and $1,517,000 in debt securities of Citigroup.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of portfolios and shares of each portfolio.  Each share of a portfolio represents an equal proportionate interest in that portfolio with each other share.  Shares are entitled upon liquidation to a pro rata share in the net assets of the portfolio.  Shareholders have no preemptive rights.  All consideration received by the Fund for shares of any portfolio and all assets in which such consideration is invested would belong to that portfolio and would be subject to the liabilities related thereto.  Share certificates representing shares will not be issued.

SHAREHOLDER LIABILITY

The Trust is an entity of the type commonly known as a “Massachusetts business trust.”  Under Massachusetts law, shareholders of such a trust could, under certain circumstances, be held personally liable as partners for the obligations of the trust.  Even if, however, the Trust were held to be a partnership, the possibility of the shareholders incurring financial loss for that reason appears remote because the Trust’s Declaration of Trust contains an express disclaimer of shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by or on behalf of the Trust or the Trustees, and because the Declaration of Trust provides for indemnification out of the Trust property for any shareholder held personally liable for the obligations of the Trust.

LIMITATION OF TRUSTEES’ LIABILITY

The Declaration of Trust provides that a Trustee shall be liable only for his or her own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisers, shall not be liable for any neglect or wrongdoing of any such person.  The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust.  However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his or her willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.  Nothing contained in this section attempts to disclaim a Trustee’s individual liability in any manner inconsistent with the federal securities laws.

CODE OF ETHICS

The Board of Trustees of the Trust has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act.  In addition, the Adviser and the Distributor have adopted Codes of Ethics pursuant to Rule 17j-1.  These Codes of Ethics apply to the personal investing activities of trustees, officers and certain employees (“access persons”).  Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons.  Under each Code of Ethics, access persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes.  In addition, certain access persons are required to obtain approval before investing in initial public offerings or private placements or are prohibited from making such investments.  Copies of these Codes of Ethics are on file with the SEC, and are available to the public.

PROXY VOTING

The Board has delegated the responsibility for decisions regarding proxy voting for securities held by the Funds to the Adviser.  The Adviser will vote such proxies in accordance with its proxy policies and procedures, which are included in Appendix B to this SAI.  The Board of Trustees will periodically review the Funds’ proxy voting record.

Beginning in 2004, the Trust will be required to disclose annually each Fund’s complete proxy voting record on new Form N-PX. The first filing of Form N-PX will cover the period from July 1, 2003 through June 30, 2004, and will be filed no later than August 31, 2004.  Once filed, Form N-PX for the Funds will be available upon request by calling 1-800-992-2085 or by writing to the Funds at Expedition Funds, c/o State Street Bank and Trust Company, P.O. Box 8010, Boston, Massachusetts  02266.  The Fund’s Form N-PX will also be available on the SEC’s website at www.sec.gov.

5% AND 25% SHAREHOLDERS

As of February 2, 2004, the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owners) of 5% or 25% or more of the shares of the Funds.  Persons who owned of record or beneficially more than 25% of a Fund’s outstanding shares may be deemed to control the Fund within the meaning of the 1940 Act.

Money Market Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	96,044,429.1100	40.43%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Money Market Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank Treasury Management	133,386,000.0000	56.15%
Attn: Expedition Sweep Coordinator
3rd Floor, North Service Center
P.O. Box 10566
Birmingham, AL 35296-0566

Money Market Fund Investment Service Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank Treasury Management	104,297,000.000	37.86%
Attn: Expedition Sweep Coordinator
3rd Floor, North Service Center
P.O. Box 10566
Birmingham, AL 35296-0566

Compass Bank	146,693,283.8800	53.25%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Money Market Fund Sweep Class Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	25,094.9640	5.03%
P.O. Box 2052
Jersey City, NJ 07303-2052

Compass Bank
Cust. for the IRA of Patricia A. Hyde	26,273.1610	5.27%
7200 Fairway Drive
Montgomery, AL 36116-6019

Compass Brokerage Inc.	5,990,781.3100	9.19%
15 S. 20th Street, 6th Floor
Birmingham, AL 35233-2000

Compass Bancshares Insurance	8,633,054.3600	13.24%
15 S. 20th Street, 6th Floor
Birmingham, AL 35233-2000

Tax-Free Money Market Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	12,458,018.2900	18.35%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Tax-Free Money Market Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank Treasury Management	55,423,000.0000	81.65%
Attn: Expedition Sweep Coordinator
3rd Floor, North Service Center
P.O. Box 10566
Birmingham, AL 35296-0566

Tax-Free Money Market Fund Investment Service Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank Treasury Management	6,432,000.0000	7.40%
Attn: Expedition Sweep Coordinator
3rd Floor, North Service Center
P.O. Box 10566
Birmingham, AL 35296-0566

Compass Bank	80,003,331.4400	92.08%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Tax-Free Money Market Fund Sweep Class Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Carol C. Ballard	1,591,603.9900	6.48%
Separate Property
5030 Green Tree Rd.
Houston, TX 77056-1404

Compass Bank Treasury Management	18,985,494.9800	77.26%
Attn: Expedition Seep Coordinator
3rd Floor North Service Center
P.O. Box 10566
Birmingham, AL 35296-0566

Equity Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Amsouth Bank Cust.	1,141,175.0610	5.45%
FBO Ergon Inc. PS Plan
P.O. Box 12365
Birmingham, AL 35202-2365

Compass Bank	7,255,259.1300	34.67%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Equity Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	12,291,872.3680	58.74%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Equity Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	61,107.4360	5.75%
P.O. Box 2052
Jersey City, NJ 07303-2052

Fidelity Investments Instl. Ops. Co. Inc. FLLOC	76,034.1260	7.16%
As Agent for J. F. Day and Co., Inc.
401(k) Profit Sharing Retirement Plan 10625
100 Magellan Way #KWIC
Covington, KY 41015-1987

Fidelity Investments Instl. Ops. Co. Inc. FLLOC	86,493.0900	8.15%
As Agent for Taft Coal Sales & Associates, Inc.
401(k) Plan 10388
100 Magellan Way #KWIC
Covington, KY 41015-1987

Equity Income Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	124,336.3500	7.88%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Compass Bank	620,498.0660	39.34%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Equity Income Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	832,573.9170	52.78%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Equity Income Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	2,597.4720	6.27%
P.O. Box 2052
Jersey City, NJ 07303-2052

Equity Income Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	2,598.0950	6.27%
P.O. Box 2052
Jersey City, NJ 07303-2052

Pershing LLC	2,723.7260	6.57%
P.O. Box 2052
Jersey City, NJ 07303-2052

Pershing LLC	2,917.4060	7.04%
P.O. Box 2052
Jersey City, NJ 07303-2052

Equity Income Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	3,116.6310	7.52%
P.O. Box 2052
Jersey City, NJ 07303-2052

Equity Income Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Margery Miller Curtis & Marc Andrew Curtis JT TEN	3,213.6670	7.75%
3 Liberty Bell Circle
Houston, TX 77024-6303

Pershing LLC	6,406.3210	15.46%
P.O. Box 2052
Jersey City, NJ 07303-2052

Equity Income Fund Investment Shares – Class B

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	18,221.1810	16.74%
P.O. Box 2052
Jersey City, NJ 07303-2052

Investment Grade Bond Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Nationwide Trust Company Trustee	548,117.1310	5.62%
Compass Bancshares, Inc. Employee
P.O. Box 1412
Austin, TX 78767-1412

Compass Bank	4,109,970.0900	42.12%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

CENCO	4,289,810.0860	43.96%
Attn: Trust Operations, 3rd level S
P.O. Box 10566
Birmingham, AL 35296-0566

Investment Grade Bond Fund Investment Shares – Class B

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	12,092.6250	6.26%
P.O. Box 2052
Jersey City, NJ 07303-2052

Tax-Free Investment Grade Bond Fund Institutional Shares

Shareholder	Number of Shares	Percentage of Outstanding Shares

Compass Bank	2,470,425.7510	37.07%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Compass Bank	3,933,880.4440	59.03%
Attn: Trust Operations, 3rd level S.
P.O. Box 10566
Birmingham, AL 35296-0566

Tax-Free Investment Grade Bond Fund Investment Shares – Class A

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	9,256.2670	44.44%
P.O. Box 2052
Jersey City, NJ 07303-2052

Margery Miller Curtis & Marc Andrew Curtis JT TEN	9,830.7230	47.20%
3 Liberty Bell Circle
Houston, TX 77024-6303

Tax-Free Investment Grade Bond Fund Investment Shares – Class B

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	1,043.1780	5.01%
P.O. Box 2052
Jersey City, NJ 07303-2052

Robert Rosa	1,435.4050	6.89%
1775 Wolverine Way
Vista, CA 92084-5301

Tax-Free Investment Grade Bond Fund Investment Shares – Class B

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	2,374.4870	11.40%
P.O. Box 2052
Jersey City, NJ 07303-2052

Pershing LLC	4,618.0370	22.17%
P.O. Box 2052
Jersey City, NJ 07303-2052

Shareholder	Number of Shares	Percentage of Outstanding Shares

Pershing LLC	6,132.4390	29.44%
P.O. Box 2052
Jersey City, NJ 07303-2052

EXPERTS

The financial statements incorporated by reference have been audited by Deloitte & Touche LLP, independent auditor, as indicated in its report with respect thereto, in reliance upon the authority of said firm as experts in giving said report.

FINANCIAL STATEMENTS

The financial statements contained in the Annual Report to Shareholders for the fiscal year ended October 31, 2003, including notes thereto, are herein incorporated by reference.  A copy of the 2003 Annual Report to Shareholders must accompany the delivery of this SAI.

APPENDIX A

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

Description of Commercial Paper Ratings

A-1     This is the highest category by Standard and Poor’s (S&P) and indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2     Capacity for timely payment on issues with this designation is satisfactory and the obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.

PRIME-1          Issues rated Prime-1 (or supporting institutions) by Moody’s have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-	Leading market positions in well-established industries.

-	High rates of return on funds employed.

-	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

-	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

-	Well-established access to a range of financial markets and assured sources of alternate liquidity.

The rating F1 (Highest Credit Quality) is the highest commercial rating assigned by Fitch. Paper rated F1 is regarded as having the strongest capacity for timely payment of financial commitments.  The rating F2 (Good Credit Quality) is the second highest commercial paper rating assigned by Fitch which reflects a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

The rating TBW-1 by Thomson BankWatch (“Thomson”) indicates a very high likelihood that principal and interest will be paid on a timely basis.

Description of Municipal Note Ratings

Moody’s highest rating for state and municipal and other short-term notes is MIG-1 and VMIG-l. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality.  They have strong protection from established cash flows, superior liquidity support, or demonstrated broad-based access to the market for refinancing or both.  Short-term municipal securities rated MIG-2 or VMIG-2 are of high quality.  Margins of protection are ample although not so large as in the MIG-I/VMIG-2  group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

-	Amortization Schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note, and

-	Source of Payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P note rating symbols are as follows:

SP-1     Strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay a debt service is given a plus (+) designation.

SP-2     Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the votes.

Description of Corporate Bond Ratings

S&P

Bonds rated AAA have the highest rating S&P assigns to a debt obligation.  Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations.  Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.  Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal.  Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.  Debt rated BB and B is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal.  BB indicates the least degree of speculation and C the highest degree of speculation.  While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated BB has less near-term vulnerability to default than other speculative grade debt.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments.  The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.  Debt rate B has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments.  Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

Moody’s

Bonds which are rated Aaa by Moody’s are judged to be of the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edge.”  Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Bonds rated Aa by Moody’s are judged by Moody’s to be of high quality by all standards.  Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.  Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured).  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.  Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.  Bonds which are rated B generally lack characteristics of the desirable investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody’s bond ratings, where specified, are applied to financial contracts, senior bank obligations and insurance company senior policyholder and claims obligations with an original maturity in excess of one-year.  Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

Obligations of a branch of a bank are considered to be domiciled in the country in which the branch is located. Unless noted as an exception, Moody’s rating on a bank’s ability to repay senior obligations extends only to branches located in countries which carry a Moody’s sovereign rating. Such branch obligations are rated at the lower of the bank’s rating or Moody’s sovereign rating for the bank deposits for the country in which the branch is located.

When the currency in which an obligation is denominated is not the same as the currency of the country in which the obligation is domiciled, Moody’s ratings do not incorporate an opinion as to whether payment of the obligation will be affected by the actions of the government controlling the currency of denomination.  In addition, risk associated with bilateral conflicts between an investor’s home country and either the issuer’s home country or the country where an issuer branch is located are not incorporated into Moody’s ratings.

Moody’s makes no representation that rated bank obligations or insurance company obligations are exempt from registration under the U.S. Securities Act of 1933 or issued in conformity with any other applicable law or regulation.  Nor does Moody’s represent that any specific bank or insurance company obligation is legally enforceable or is a valid senior obligation of a rated issuer.

Moody’s ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed.  A rating should be weighed solely as one factor in an investment decision and you should make your own study and evaluation of any issuer whose securities or debt obligations you consider buying or selling.

Fitch

Bonds rated AAA by Fitch are judged by Fitch to be strictly high grade, broadly marketable, suitable for investment by trustees and fiduciary institutions liable to but slight market fluctuation other than through changes in the money rate.  The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions.  Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad.  The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.

Bonds rated A are considered to be investment grade and of high credit quality.  The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate.  Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment.  The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.  Bonds rated BB are considered speculative.  The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes.  However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.  Bonds rated B are considered highly speculative.  While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

Thomson

Bonds rated AAA by Thomson BankWatch indicate that the ability to repay principal and interest on a timely basis is extremely high.  Bonds rated AA indicate a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.  Bonds rated A indicate the ability to repay principal and interest is strong.  Issues rated A could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

Bonds rated BBB (the lowest investment-grade category) indicate an acceptable capacity to repay principal and interest.  Issues rated “BBB” are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

While not investment grade, the BB rating suggests that the likelihood of default is considerably less than for lower-rated issues.  However, there are significant uncertainties that could affect the ability to adequately service debt obligations. Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis.

APPENDIX B

Compass Asset Management
Proxy Voting Policy

It is the policy of Compass Asset Management (“CAM”) to engage the services of an independent third-party to provide guidelines and recommendations to vote securities held by the Expedition Funds.  CAM has contracted with Institutional Shareholder Services, Inc. (“ISS”) to provide recommendations to CAM on how to vote securities held by the Expedition Funds.  CAM has determined to follow the recommendations of ISS in connection with the voting of securities held by the Expedition Funds.  However, CAM periodically reviews the proxy voting policies of ISS and the recommendations provided by ISS.  A summary of the proxy voting guidelines currently used by CAM and ISS in connection with the voting of securities held by the Expedition Funds is attached.  Fund investors may obtain a copy of these guidelines by contacting CAM c/o Compass Bank, 15 S. 20th Street, Birmingham, Alabama 35233, Attention: Asset Management Investment Department.

ISS Proxy Voting Guidelines Summary

The following is a concise summary of ISS’s proxy voting policy guidelines.

1.          Auditors

Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent
•	Fees for non-audit services are excessive, or
•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

2.          Board of Directors

Vote on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors:  independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board.
Vote FOR proposals to repeal classified boards and to elect all directors annually.

Independent Chairman (Separate Chairman/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately.  Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support.  These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Majority of Independent Directors/Establishment of Committees

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.          Shareholder Rights

Shareholder Ability to Act by Written Consent

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.
Vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.
Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote.
Vote FOR proposals to lower supermajority vote requirements.

Cumulative Voting

Vote AGAINST proposals to eliminate cumulative voting.
Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company’s other governance provisions.

Confidential Voting

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows:  In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.  If the dissidents agree, the policy remains in place.  If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.          Proxy Contests

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management’s track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE.  Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.          Poison Pills

Vote FOR  shareholder proposals that ask a company to submit its poison pill for shareholder ratification.  Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.

6.          Mergers and Corporate Restructurings

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.          Reincorporation Proposals

Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.  Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.          Capital Structure

Common Stock Authorization

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.
Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

Dual-class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

•	It is intended for financing purposes with minimal or no dilution to current shareholders
•	It is not designed to preserve the voting power of an insider or significant shareholder

9.          Executive and Director Compensation

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis.  Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution).  Using the expanded compensation data disclosed under the SEC’s rules, ISS will value every award type.  ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans.  This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power.  Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

Management Proposals Seeking Approval to Reprice Options

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

•	Historic trading patterns
•	Rationale for the repricing
•	Value-for-value exchange
•	Option vesting
•	Term of the option
•	Exercise price
•	Participation

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.
Vote FOR employee stock purchase plans where all of the following apply:

•	Purchase price is at least 85 percent of fair market value
•	Offering period is 27 months or less, and
•	Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

Shareholder Proposals on Compensation

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.          Social and Environmental Issues

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE.  While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.